PHILLIPS EDISON & COMPANY®

Supplemental Disclosure

Quarter Ended September 30, 2022

Grocery Centered.
Community **Focused.**

Kroger
FOOD & PHARMACY
STOP

Publix
FOOD & PHARMACY

SAFEWAY

Stop&Shop
welcome

SPROUTS
FARMERS MARKET
NATURAL FOODS

Phillips Edison & Company	2

Introductory Notes

SUPPLEMENTAL INFORMATION
Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” “us,” or "PECO") is one of the nation’s largest owners and operators of omni-channel grocery-anchored neighborhood shopping centers. The enclosed information should be read in conjunction with our filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, our Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”).

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This supplemental disclosure contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental disclosure. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects, are based on the current beliefs and expectations of the Company’s management, and are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available properties and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of tenants, including, without limitation, the ability of tenants to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) the loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, the COVID-19 pandemic; (xvii) the Company's ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, its ability to do so at attractive prices or at all; (xx) the impact of inflation on the Company and its tenants; and (xxi) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.

Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2021 Annual Report on Form 10-K, filed with the SEC on February 16, 2022, which is accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this supplement to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting such forward-looking statements.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to GAAP measures, this supplemental disclosure contains and refers to certain non-GAAP measures. We do not consider our non-GAAP measures included in our Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of our financial performance as they may not reflect the operations of our entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, our non-GAAP measures may not be comparable to other REITs. Reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included in this supplemental disclosure on pages 15-19 and definitions of our non-GAAP measures are included in our Glossary of Terms on page 58.

Phillips Edison & Company	3

Introductory Notes

PRO RATA FINANCIAL INFORMATION
We may present our consolidated financial information inclusive of our prorated portion owned through unconsolidated joint ventures. The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying our overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent our legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro-rata interest. Accordingly, pro-rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP.

REVERSE STOCK SPLIT
We effected a one-for-three reverse stock split effective on July 2, 2021. In addition, we effected a corresponding reverse split of our Operating Partnership’s OP units. As a result of the reverse stock and OP unit split, every three shares of our common stock and OP units were automatically combined and converted into one issued and outstanding share of common stock or OP unit, as applicable, rounded to the nearest 1/100th share or OP unit. The reverse stock and OP unit splits impacted all classes of common stock and OP units proportionately and had no impact on any stockholder’s or limited partner’s percentage ownership of all issued and outstanding common stock or OP units. Unless otherwise indicated, the information in this supplement gives effect to the reverse stock and OP unit splits.

CLASS B COMMON STOCK
Our stockholders approved an amendment to our charter (the "Articles of Amendment") that effected a change of each share of our common stock outstanding at the time the amendment became effective into one share of a newly created class of Class B common stock (the "Recapitalization"). The Articles of Amendment became effective upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland on July 2, 2021.
Our Class B common stock was identical to our common stock except that it was not listed on a national securities exchange. Per the terms of the Recapitalization, on January 18, 2022, each share of our Class B common stock automatically converted into one share of our listed common stock.
On May 5, 2022, we filed Articles Supplementary to our charter with the Maryland State Department of Assessments and Taxation in order to reclassify and designate all of the 350 million authorized shares of our Class B common stock, $0.01 par value per share, all of which were unissued at such time, as shares of our common stock, $0.01 par value per share. We no longer have Class B common stock authorized for issue.
Unless otherwise indicated, all information in this supplemental disclosure gives effect to the Recapitalization and references to "shares" and per share metrics refer to our common stock and Class B common stock, collectively.

Phillips Edison & Company	4

FINANCIAL RESULTS
Quarter Ended September 30, 2022

Earnings Release Unaudited

Phillips Edison & Company Reports
Third Quarter 2022 Results and
Raises Full Year Guidance

CINCINNATI - November 3, 2022 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of grocery-anchored omni-channel neighborhood shopping centers, reported net income attributable to stockholders of $11.0 million, or $0.09 per diluted share, for the three months ended September 30, 2022.

Highlights for the Third Quarter Ended September 30, 2022
•Nareit FFO totaled $72.0 million, or $0.55 per diluted share
•Core FFO totaled $76.6 million, or $0.58 per diluted share
•Same-center NOI increased 4.3% versus the third quarter ended September 30, 2021
•Leased portfolio occupancy as of September 30, 2022 increased to a record-high 97.1%
•Comparable new and renewal rent spreads were 21.3% and 15.5%, respectively
•Acquired one grocery-anchored shopping center and two outparcels for $59.5 million
•Net debt to annualized adjusted EBITDAre was 5.4x compared to 5.6x at December 31, 2021
•Increased monthly distributions by 3.7% to $0.0933 per share

Management Commentary
“PECO’s grocery-anchored and necessity-based Neighbor mix, our right-sized format and well-positioned locations in growing markets, resulted in continued strong leasing demand,” stated Jeff Edison, chairman and chief executive officer of PECO. “Our team delivered another strong quarter with same-center NOI growth of 4.3% and record occupancy of 97.1%. Our performance allows us to raise the midpoint of our 2022 guidance for the third quarter in a row. As reflected in our results, 2022 has been a year of reaching record highs in occupancy and releasing spreads. Our grocery-anchored neighborhood centers continue to benefit from structural and macroeconomic trends that create tailwinds for us as we head into 2023 and beyond, providing us with confidence in our ability to continue to deliver strong results.”

Financial Results for the Third Quarter and Nine Months Ended September 30, 2022
Net Income
Third quarter 2022 net income attributable to stockholders totaled $11.0 million, or $0.09 per diluted share, compared to net income of $14.6 million, or $0.13 per diluted share, during the third quarter of 2021.
For the nine months ended September 30, 2022, net income attributable to stockholders totaled $34.6 million, or $0.30 per diluted share, compared to net income of $20.3 million, or $0.21 per diluted share, for the same period in 2021.

Nareit FFO
Third quarter 2022 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 26.4% to $72.0 million, or $0.55 per diluted share, from $56.9 million, or $0.46 per diluted share, during the third quarter of 2021.
For the nine months ended September 30, 2022, Nareit FFO increased 29.9% to $210.2 million, or $1.62 per diluted share, from $161.8 million, or $1.44 per diluted share, during the same period in 2021.
The $15.1 million increase for the third quarter of 2022 and the $48.4 million increase for the nine months ended September 30, 2022 were driven by an increase in rental income as a result of the Company’s portfolio expansion, lower interest expense, and a reduction in non-cash expense as a result of the final settlement of the earn-out liability with the issuance of 1.6 million OP units in January 2022.

Phillips Edison & Company	6

Earnings Release Unaudited
Core FFO
Third quarter 2022 core funds from operations (“Core FFO”) increased 15.4% to $76.6 million, or $0.58 per diluted share, compared to $66.4 million, or $0.54 per diluted share, during the third quarter of 2021.
For the nine months ended September 30, 2022, Core FFO increased 13.8% to $221.0 million, or $1.70 per diluted share, from $194.2 million, or $1.73 per diluted share, during the same period in 2021.
Results for both periods were driven by increased rental income as a result of the Company’s portfolio expansion, increased occupancy, improved average base rent per square foot, as well as lower interest costs. The decrease in the per diluted share result for the nine months ended was primarily due to an increase in the share count of 18% as a result of PECO’s July 2021 underwritten IPO.

Same-Center NOI
Third quarter 2022 same-center net operating income (“NOI”) increased 4.3% to $92.5 million compared to $88.7 million during the third quarter of 2021.
For the nine months ended September 30, 2022, same-center NOI increased 5.1% to $271.8 million from $258.6 million during the nine months ended September 30, 2021.
Results for both periods were driven by a $0.37 increase in average base rent per square foot and an improvement in average occupancy, offset by reduced out-of-period collections in 2022 when compared to the same year-ago period.

Portfolio Overview for the Third Quarter and Nine Months Ended September 30, 2022
Portfolio Statistics
As of September 30, 2022, PECO’s wholly-owned portfolio consisted of 270 properties, totaling approximately 31.1 million square feet, located in 31 states. This compared to 267 properties, totaling approximately 30.4 million square feet, located in 31 states as of September 30, 2021.
Leased portfolio occupancy increased to 97.1% at September 30, 2022 compared to 95.6% at September 30, 2021.
Anchor occupancy increased to 98.9% at September 30, 2022 compared to 97.6% at September 30, 2021, and inline occupancy increased to 93.6% at September 30, 2022 compared to 91.9% at September 30, 2021.

Leasing Activity
During the third quarter of 2022, 240 leases (new, renewal, and options) were executed totaling 1.2 million square feet. This compared to 268 leases executed totaling 1.4 million square feet during the third quarter of 2021.
During the nine months ended September 30, 2022, 749 leases (new, renewal, and options) were executed totaling 3.6 million square feet. This compared to 882 leases executed totaling 4.2 million square feet during the same year-ago period.
Comparable rent spreads during the third quarter of 2022, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 21.3% for new leases, 15.5% for renewal leases (excluding options), and 16.9% combined (new and renewal leases only).
Comparable rent spreads during the nine months ended September 30, 2022 were 31.3% for new leases, 14.9% for renewal leases (excluding options), and 18.5% combined (new and renewal leases only).

Phillips Edison & Company	7

Earnings Release Unaudited
Acquisition & Disposition Activity
During the third quarter of 2022, one property and two outparcels were acquired for $59.5 million. During the same period, one outparcel was sold for $0.4 million. Third quarter 2022 grocery-anchored shopping center acquisitions included:
•Crossroads Towne Center, a 149,000 square foot shopping center shadow-anchored by Walmart in Las Vegas, Nevada. The center is located in a high-traffic area with strong median household income and a growing population. At the time of purchase, the center occupancy was 88.7%, providing room for growth through leasing vacant space.
During the nine months ended September 30, 2022, five properties and three outparcels were acquired for $228.8 million. During the same period, three properties and three outparcels were sold for $28.7 million.

Balance Sheet Highlights as of September 30, 2022
As of September 30, 2022, PECO had $757.8 million of total liquidity, comprised of $24.4 million of cash, cash equivalents, and restricted cash, plus $733.4 million of borrowing capacity available on its $800 million revolving credit facility.
PECO’s net debt to annualized adjusted EBITDAre was 5.4x, compared to 5.6x at December 31, 2021.
PECO’s outstanding debt had a weighted-average interest rate of 3.3%, a weighted-average maturity of 4.6 years, and 86.5% of its total debt was fixed-rate debt.

Monthly Stockholder Distributions
For the three months ended September 30, 2022, total distributions of $36.1 million were paid to common stockholders and OP unit holders. Distributions paid in July, August, and September were each $0.09 per share.
PECO’s Board of Directors (the “Board”) unanimously approved monthly distributions payable October 3, 2022 and November 1, 2022 to stockholders of record at the close of business on September 16, 2022 and October 17, 2022, respectively. The Board approved the distribution at a rate of $0.0933 per share of the Company’s common stock and per OP unit. When annualized, this is equal to a rate of $1.12 per share, representing an increase of 3.7% over the previous annualized rate of $1.08 per share. PECO has paid, and plans to continue to pay, distributions monthly.
Subsequent to quarter end, the Board authorized monthly distributions of $0.0933 per share payable in December 2022, January 2023, and February 2023 to stockholders of record at the close of business on November 15, 2022, December 15, 2022, and January 17, 2023, respectively.

Updated 2022 Guidance
PECO has updated earnings guidance for the year ending December 31, 2022 to reflect the following:
•Strong property results from record occupancy and leasing spreads to date
•Lower than expected corporate and general and administrative expenses

	Updated Full Year 2022 Guidance	Prior Full Year 2022 Guidance
Net income per share	$0.36 - $0.39	$0.34 - $0.40
Nareit FFO per share	$2.11 - $2.15	$2.09 - $2.15
Core FFO per share	$2.22 - $2.26	$2.19 - $2.25
Same-Center NOI growth	4.1% - 4.5%	3.75% - 4.5%

Acquisitions (net of dispositions)	$200 - $250 million	$200 - $300 million

Phillips Edison & Company	8

Earnings Release Unaudited

The following table provides a reconciliation of the range of the Company's 2022 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income	$0.36	$0.39
Depreciation and amortization of real estate assets	1.77	1.78
Gain on sale of real estate assets	(0.03)	(0.03)
Adjustments related to unconsolidated joint ventures	0.01	0.01
Nareit FFO	$2.11	$2.15
Depreciation and amortization of corporate assets	0.03	0.03
Change in fair value of earn-out liability	0.01	0.01
Loss on extinguishment of debt, net	0.01	0.01
Transactions and other	0.06	0.06
Core FFO	$2.22	$2.26

Jeff Edison summarized the quarter: “Our third quarter results continue to highlight the strength of PECO’s focused and differentiated strategy of owning and operating small-format, neighborhood centers anchored by the #1 or #2 grocer in a market which drives high-recurring foot traffic and Neighbor demand and results in superior financial and operating performance. Our experienced cycle-tested team, integrated operating platform, and grocery-anchored strategy place PECO in a strong position, despite an uncertain macroeconomic environment, with a fortress balance sheet and liquidity that will allow us to take advantage of opportunities as they arise.”
Conference Call Details
PECO plans to host a conference call and webcast on Friday, November 4, 2022 at 12:00 p.m. Eastern Time to discuss these results. Chairman and Chief Executive Officer Jeff Edison, President Devin Murphy, and Chief Financial Officer John Caulfield will host the presentation.
Third Quarter 2022 Earnings Conference Call Details:
Date: Friday, November 4, 2022
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (888) 210-4659
International Dial-In Number: (646) 960-0383
Conference ID: 2035308
Webcast: https://events.q4inc.com/attendee/413179432
A webcast replay will be available approximately one hour after the conclusion of the presentation using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q, filed with the SEC on November 3, 2022 and available on the SEC’s website at www.sec.gov.

Phillips Edison & Company	9

Overview of Results Unaudited, in thousands (excluding per share and per square foot amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

SUMMARY FINANCIAL RESULTS
Total revenues (page 13)	$145,654	$132,334	$430,333	$395,785
Net income attributable to stockholders (page 13)	11,038	14,633	34,645	20,330
Net income per share - basic and diluted (page 13)	$0.09	$0.13	$0.30	$0.21
Same-Center NOI (page 19)	92,516	88,667	271,766	258,604
Adjusted EBITDAre (page 17)	94,612	83,765	274,119	250,694
Nareit FFO (page 15)	71,981	56,927	210,161	161,800
Nareit FFO per share - diluted (page 15)	$0.55	$0.46	$1.62	$1.44
Core FFO (page 15)	76,595	66,373	220,996	194,189
Core FFO per share - diluted (page 15)	$0.58	$0.54	$1.70	$1.73

SUMMARY OF FINANCIAL AND OPERATING RATIOS
Same-Center NOI margin (page 19)	72.6%	72.9%	72.2%	71.9%
Same-Center NOI change (page 19)(1)	4.3%	8.7%	5.1%	6.0%

LEASING RESULTS
Comparable rent spreads - new leases (page 39)(2)	21.3%	14.1%	31.3%	14.9%
Comparable rent spreads - renewals (page 39)(2)	15.5%	8.9%	14.9%	8.2%
Portfolio retention rate	88.5%	91.2%	90.1%	88.3%

			As of September 30,
			2022	2021

OUTSTANDING STOCK AND PARTNERSHIP UNITS
Common stock outstanding			117,084	19,550
Class B common stock outstanding			—	93,663
Operating Partnership (OP) units outstanding			14,046	13,368

SUMMARY PORTFOLIO STATISTICS(2)
Number of properties			270	267
GLA - all properties (page 41)			31,098	30,443
Leased occupancy (page 35)			97.1%	95.6%
Economic occupancy (page 35)			96.4%	94.7%
Leased ABR PSF (page 35)			$14.21	$13.33
Leased Anchor ABR PSF (page 35)			$9.85	$9.44
Leased Inline ABR PSF (page 35)			$23.00	$21.41
(1)Reflects Same-Center NOI change as initially reported for the specified period.
(2)Statistics represent our wholly-owned properties.

Phillips Edison & Company	10

FINANCIAL SUMMARY
Quarter Ended September 30, 2022

Consolidated Balance Sheets Condensed and Unaudited, in thousands (excluding per share amounts)

	September 30, 2022	December 31, 2021

ASSETS
Investment in real estate:
Land and improvements	$1,656,666	$1,586,993
Building and improvements	3,539,035	3,355,433
In-place lease assets	470,184	452,504
Above-market lease assets	72,294	68,736
Total investment in real estate assets	5,738,179	5,463,666
Accumulated depreciation and amortization	(1,272,653)	(1,110,426)
Net investment in real estate assets	4,465,526	4,353,240
Investment in unconsolidated joint ventures	27,601	31,326
Total investment in real estate assets, net	4,493,127	4,384,566
Cash and cash equivalents	4,789	92,585
Restricted cash	19,657	22,944
Goodwill	29,066	29,066
Other assets, net	183,774	138,050
Real estate investments and other assets held for sale	—	1,557
Total assets	$4,730,413	$4,668,768

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,872,939	$1,891,722
Below-market lease liabilities, net	108,548	107,526
Earn-out liability	—	52,436
Derivative liabilities	—	24,096
Deferred income	21,586	19,145
Accounts payable and other liabilities	112,433	97,229
Liabilities of real estate investments held for sale	—	288
Total liabilities	2,115,506	2,192,442
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 1,000,000 and 650,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively	1,170	196
Class B common stock, $0.01 par value per share, zero and 350,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively	—	936
Additional paid-in capital	3,381,638	3,264,038
Accumulated other comprehensive income (loss)	21,123	(24,819)
Accumulated deficit	(1,150,337)	(1,090,837)
Total stockholders’ equity	2,253,594	2,149,514
Noncontrolling interests	361,313	326,812
Total equity	2,614,907	2,476,326
Total liabilities and equity	$4,730,413	$4,668,768

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Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

REVENUES
Rental income	$142,857	$128,826	$418,835	$386,784
Fees and management income	2,081	2,435	9,323	7,095
Other property income	716	1,073	2,175	1,906
Total revenues	145,654	132,334	430,333	395,785

OPERATING EXPENSES
Property operating	23,089	21,608	69,261	65,784
Real estate taxes	18,041	16,375	52,005	49,762
General and administrative	10,843	11,627	33,751	32,905
Depreciation and amortization	60,013	53,901	178,008	165,829
Impairment of real estate assets	—	698	—	6,754
Total operating expenses	111,986	104,209	333,025	321,034

OTHER
Interest expense, net	(17,569)	(18,570)	(52,895)	(57,765)
(Loss) gain on disposal of property, net	(10)	14,093	4,151	31,678
Other expense, net	(3,916)	(7,086)	(9,738)	(25,595)
Net income	12,173	16,562	38,826	23,069
Net income attributable to noncontrolling interests	(1,135)	(1,929)	(4,181)	(2,739)
Net income attributable to stockholders	$11,038	$14,633	$34,645	$20,330

EARNINGS PER SHARE OF COMMON STOCK
Net income per share attributable to stockholders - basic and diluted	$0.09	$0.13	$0.30	$0.21

Phillips Edison & Company	13

Consolidated Statements of Operations Condensed and Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

REVENUES
Rental income	$142,857	$137,230	$138,748	$132,711	$128,826
Fees and management income	2,081	4,781	2,461	3,240	2,435
Other property income	716	505	954	1,110	1,073
Total revenues	145,654	142,516	142,163	137,061	132,334

OPERATING EXPENSES
Property operating	23,089	22,852	23,320	27,130	21,608
Real estate taxes	18,041	16,473	17,491	15,619	16,375
General and administrative	10,843	11,376	11,532	15,915	11,627
Depreciation and amortization	60,013	60,769	57,226	55,604	53,901
Impairment of real estate assets	—	—	—	—	698
Total operating expenses	111,986	111,470	109,569	114,268	104,209

OTHER
Interest expense, net	(17,569)	(17,127)	(18,199)	(18,606)	(18,570)
(Loss) gain on disposal of property, net	(10)	2,793	1,368	(1,257)	14,093
Other expense, net	(3,916)	(1,457)	(4,365)	(8,766)	(7,086)
Net income (loss)	12,173	15,255	11,398	(5,836)	16,562
Net (income) loss attributable to noncontrolling interests	(1,135)	(1,727)	(1,319)	627	(1,929)
Net income (loss) attributable to stockholders	$11,038	$13,528	$10,079	$(5,209)	$14,633

EARNINGS PER SHARE OF COMMON STOCK
Net income (loss) per share attributable to stockholders - basic and diluted	$0.09	$0.12	$0.09	$(0.05)	$0.13

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Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income	$12,173	$16,562	$38,826	$23,069
Adjustments:
Depreciation and amortization of real estate assets	59,136	52,984	175,305	162,979
Impairment of real estate assets	—	698	—	6,754
Loss (gain) on disposal of property, net	10	(14,093)	(4,151)	(31,678)
Adjustments related to unconsolidated joint ventures	662	776	181	676
Nareit FFO attributable to stockholders and OP unit holders	$71,981	$56,927	$210,161	$161,800

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$71,981	$56,927	$210,161	$161,800
Adjustments:
Depreciation and amortization of corporate assets	877	917	2,703	2,850
Change in fair value of earn-out liability	—	5,000	1,809	23,000
Transaction and acquisition expenses	3,740	1,775	7,820	2,850
(Gain) loss on extinguishment or modification of debt and other, net	(4)	1,674	1,025	2,784
Amortization of unconsolidated joint venture basis differences	1	80	220	905
Realized performance income(1)	—	—	(2,742)	—
Core FFO	$76,595	$66,373	$220,996	$194,189

ADJUSTED FFO
Core FFO	$76,595	$66,373	$220,996	$194,189
Adjustments:
Straight-line and non-cash adjustments	(3,498)	(1,866)	(7,893)	(4,804)
Capital expenditures and leasing commissions(2)	(17,296)	(12,639)	(42,970)	(30,847)
Non-cash share-based compensation expense	2,502	2,455	6,740	7,704
Adjustments related to unconsolidated joint ventures	(236)	(183)	(467)	(547)
Adjusted FFO	$58,067	$54,140	$176,406	$165,695

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted	131,593	122,573	129,805	112,317
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.55	$0.46	$1.62	$1.44
Core FFO per share - diluted	$0.58	$0.54	$1.70	$1.73
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.

Phillips Edison & Company	15

Nareit FFO, Core FFO, and Adjusted FFO Unaudited, in thousands (excluding per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS
Net income (loss)	$12,173	$15,255	$11,398	$(5,836)	$16,562
Adjustments:
Depreciation and amortization of real estate assets	59,136	59,849	56,320	54,585	52,984
Impairment of real estate assets	—	—	—	—	698
Loss (gain) on disposal of property, net	10	(2,793)	(1,368)	1,257	(14,093)
Adjustments related to unconsolidated joint ventures	662	(1,186)	705	(604)	776
Nareit FFO attributable to stockholders and OP unit holders	$71,981	$71,125	$67,055	$49,402	$56,927

CORE FFO
Nareit FFO attributable to stockholders and OP unit holders	$71,981	$71,125	$67,055	$49,402	$56,927
Adjustments:
Depreciation and amortization of corporate assets	877	920	906	1,019	917
Change in fair value of earn-out liability	—	—	1,809	7,436	5,000
Transaction and acquisition expenses	3,740	2,035	2,045	2,513	1,775
(Gain) loss on extinguishment or modification of debt and other, net	(4)	129	900	808	1,674
Amortization of unconsolidated joint venture basis differences	1	175	44	262	80
Realized performance income(1)	—	(2,546)	(196)	(675)	—
Core FFO	$76,595	$71,838	$72,563	$60,765	$66,373

ADJUSTED FFO
Core FFO	$76,595	$71,838	$72,563	$60,765	$66,373
Adjustments:
Straight-line and non-cash adjustments	(3,498)	(2,963)	(1,432)	(1,944)	(1,866)
Capital expenditures and leasing commissions(2)	(17,296)	(11,898)	(13,776)	(21,162)	(12,639)
Non-cash share-based compensation expense	2,502	2,005	2,233	5,826	2,455
Adjustments related to unconsolidated joint ventures	(236)	(139)	(92)	(236)	(183)
Adjusted FFO	$58,067	$58,843	$59,496	$43,249	$54,140

NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND OP UNIT HOLDERS AND CORE FFO PER DILUTED SHARE
Weighted-average shares of common stock outstanding - diluted(3)	131,593	129,117	128,503	128,139	122,573
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.55	$0.55	$0.52	$0.39	$0.46
Core FFO per share - diluted	$0.58	$0.56	$0.56	$0.47	$0.54
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.
(2)Excludes development and redevelopment projects.
(3)Restricted stock awards were anti-dilutive during the three months ended December 31, 2021 due to the GAAP net loss, and, accordingly, their impact was excluded from the weighted-average shares of common stock used in the respective per share calculations.

Phillips Edison & Company	16

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

CALCULATION OF EBITDAre
Net income	$12,173	$16,562	$38,826	$23,069
Adjustments:
Depreciation and amortization	60,013	53,901	178,008	165,829
Interest expense, net	17,569	18,570	52,895	57,765
Loss (gain) on disposal of property, net	10	(14,093)	(4,151)	(31,678)
Impairment of real estate assets	—	698	—	6,754
Federal, state, and local tax expense	179	165	373	496
Adjustments related to unconsolidated joint ventures	927	1,107	1,061	1,704
EBITDAre	$90,871	$76,910	$267,012	$223,939

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$90,871	$76,910	$267,012	$223,939
Adjustments:
Change in fair value of earn-out liability	—	5,000	1,809	23,000
Transaction and acquisition expenses	3,740	1,775	7,820	2,850
Amortization of unconsolidated joint venture basis differences	1	80	220	905
Realized performance income(1)	—	—	(2,742)	—
Adjusted EBITDAre	$94,612	$83,765	$274,119	$250,694
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	17

EBITDAre Metrics Unaudited, in thousands

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

CALCULATION OF EBITDAre
Net income (loss)	$12,173	$15,255	$11,398	$(5,836)	$16,562
Adjustments:
Depreciation and amortization	60,013	60,769	57,226	55,604	53,901
Interest expense, net	17,569	17,127	18,199	18,606	18,570
Loss (gain) on disposal of property, net	10	(2,793)	(1,368)	1,257	(14,093)
Impairment of real estate assets	—	—	—	—	698
Federal, state, and local tax expense (income)	179	97	97	(169)	165
Adjustments related to unconsolidated joint ventures	927	(885)	1,019	(273)	1,107
EBITDAre	$90,871	$89,570	$86,571	$69,189	$76,910

CALCULATION OF ADJUSTED EBITDAre
EBITDAre	$90,871	$89,570	$86,571	$69,189	$76,910
Adjustments:
Change in fair value of earn-out liability	—	—	1,809	7,436	5,000
Transaction and acquisition expenses	3,740	2,035	2,045	2,513	1,775
Amortization of unconsolidated joint venture basis differences	1	175	44	262	80
Realized performance income(1)	—	(2,546)	(196)	(675)	—
Adjusted EBITDAre	$94,612	$89,234	$90,273	$78,725	$83,765
(1)Realized performance income includes fees received related to the achievement of certain performance targets in our NRP joint venture.

Phillips Edison & Company	18

Same-Center Net Operating Income Unaudited, in thousands

	Three Months Ended September 30,		Favorable (Unfavorable) % Change	Nine Months Ended September 30,		Favorable (Unfavorable) % Change
	2022	2021		2022	2021
SAME-CENTER NOI(1)
Revenues:
Rental income(2)	$96,067	$90,949		$284,629	$270,090
Tenant recovery income	30,696	29,645		90,468	86,566
Reserves for uncollectibility(3)	112	59		(403)	1,280
Other property income	581	989		1,767	1,740
Total revenues	127,456	121,642	4.8%	376,461	359,676	4.7%
Operating expenses:
Property operating expenses	18,559	17,156		56,664	52,912
Real estate taxes	16,381	15,819		48,031	48,160
Total operating expenses	34,940	32,975	(6.0)%	104,695	101,072	(3.6)%
Total Same-Center NOI	$92,516	$88,667	4.3%	$271,766	$258,604	5.1%

Same-Center NOI margin	72.6%	72.9%		72.2%	71.9%

(1)Same-Center NOI represents the NOI for the 255 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods.
(2)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(3)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or we deem it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
SAME-CENTER NOI RECONCILIATION TO NET INCOME
Net income	$12,173	$16,562	$38,826	$23,069
Adjusted to exclude:
Fees and management income	(2,081)	(2,435)	(9,323)	(7,095)
Straight-line rental income(1)	(3,932)	(2,476)	(9,060)	(6,868)
Net amortization of above- and below-market leases	(1,081)	(908)	(3,161)	(2,633)
Lease buyout income	(221)	(560)	(2,362)	(3,138)
General and administrative expenses	10,843	11,627	33,751	32,905
Depreciation and amortization	60,013	53,901	178,008	165,829
Impairment of real estate assets	—	698	—	6,754
Interest expense, net	17,569	18,570	52,895	57,765
Loss (gain) on disposal of property, net	10	(14,093)	(4,151)	(31,678)
Other expense, net	3,916	7,086	9,738	25,595
Property operating expenses related to fees and management income	704	1,489	3,061	3,611
NOI for real estate investments	97,913	89,461	288,222	264,116
Less: Non-same-center NOI(2)	(5,397)	(794)	(16,456)	(5,512)
Total Same-Center NOI	$92,516	$88,667	$271,766	$258,604
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Phillips Edison & Company	19

Joint Venture Portfolio and Financial Summary Unaudited, dollars and square feet in thousands

UNCONSOLIDATED JOINT VENTURE PORTFOLIO SUMMARY

		As of September 30, 2022
Joint Venture	Investment Partner	Ownership Percentage	Number of Shopping Centers	ABR	GLA
Grocery Retail Partners I LLC ("GRP I")	The Northwestern Mutual Life Insurance Company	14%	20	$30,356	2,209

UNCONSOLIDATED JOINT VENTURE FINANCIAL SUMMARY

	As of September 30, 2022
	GRP I		NRP(1)
Total assets	$381,877		$1,146
Gross debt	174,026		—
Pro rata share of debt		24,358		—

	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022
	GRP I	NRP(1)	GRP I	NRP(1)
Pro rata share of Nareit FFO(2)(3)	$687	$4	$2,067	$(464)
Pro rata share of NOI(2)	1,020	7	3,018	195
(1)During the second quarter of 2022, the final property in the NRP joint venture was sold, and the outstanding debt balance was repaid. PECO's ownership percentage of the joint venture is 20%.
(2)PECO's shares of our unconsolidated joint ventures' Nareit FFO and NOI results are all calculated based upon the respective ownership percentages presented in Unconsolidated Joint Venture Portfolio Summary table above.
(3)Results for NRP include $2.7 million of performance fees paid to PECO related to the achievement of certain performance targets in the NRP joint venture.

Phillips Edison & Company	20

Supplemental Balance Sheets Detail Unaudited, in thousands

	September 30, 2022	December 31, 2021

OTHER ASSETS, NET
Deferred leasing commissions and costs	$48,060	$44,968
Deferred financing expenses(1)	8,984	4,898
Office equipment, capital lease assets, and other	27,978	24,823
Corporate intangible assets	6,705	6,706
Total depreciable and amortizable assets	91,727	81,395
Accumulated depreciation and amortization	(46,842)	(41,236)
Net depreciable and amortizable assets	44,885	40,159
Accounts receivable, net(2)	33,439	36,762
Accounts receivable - affiliates	483	711
Deferred rent receivable, net(3)	49,006	40,212
Derivative assets	26,319	—
Prepaid expenses and other	19,359	11,655
Investment in third parties	3,000	3,000
Investment in marketable securities	7,283	5,551
Total other assets, net(4)	$183,774	$138,050

ACCOUNTS PAYABLE AND OTHER LIABILITIES
Accounts payable trade and other accruals	$31,523	$30,434
Accrued real estate taxes	38,980	22,833
Security deposits	13,850	12,667
Distribution accrual	913	1,548
Accrued compensation	11,320	16,331
Accrued interest	8,870	6,969
Capital expenditure accrual	6,887	6,443
Accrued income taxes and deferred tax liabilities, net	90	4
Total accounts payable and other liabilities(4)	$112,433	$97,229
(1)Deferred financing expenses per the above table are related to our revolving credit facility, and as such we have elected to classify them as an asset rather than as a contra-liability.
(2)Net of $3.7 million and $3.5 million of general reserves for uncollectible amounts as of September 30, 2022 and December 31, 2021, respectively. Receivables that were removed for Neighbors considered to be non-creditworthy were $6.3 million and $9.2 million as of September 30, 2022 and December 31, 2021, respectively.
(3)Net of $4.3 million and $4.7 million of receivables removed as of September 30, 2022 and December 31, 2021, respectively, related to straight-line rent for Neighbors previously or currently considered to be non-creditworthy.
(4)Excluding amounts related to assets and liabilities held for sale as of September 30, 2022 and December 31, 2021.

Phillips Edison & Company	21

Supplemental Statements of Operations Detail Unaudited, in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

REVENUES
Rental income(1)	$104,100	$94,084	$306,627	$282,360
Recovery income(1)	33,697	30,915	98,741	90,945
Straight-line rent amortization	3,752	2,365	8,617	6,627
Amortization of lease assets	1,059	898	3,113	2,602
Lease buyout income	221	560	2,362	3,138
Adjustments for collectibility(2)(3)	28	4	(625)	1,112
Fees and management income	2,081	2,435	9,323	7,095
Other property income	716	1,073	2,175	1,906
Total revenues	$145,654	$132,334	$430,333	$395,785
(1)Includes income related to lease payments before assessing for collectibility.
(2)Includes revenue adjustments for non-creditworthy Neighbors.
(3)Contains general reserves but excludes reserves for straight-line rent amortization; includes recovery of previous revenue reserved.

INTEREST EXPENSE, NET
Interest on unsecured term loans and senior notes, net	$10,492	$8,913	$29,920	$30,119
Interest on secured debt	5,080	6,049	15,758	19,075
Interest on revolving credit facility, net	443	237	1,211	672
Non-cash amortization and other(1)	1,558	1,697	4,981	5,115
(Gain) loss on extinguishment or modification of debt and other, net(2)	(4)	1,674	1,025	2,784
Total interest expense, net	$17,569	$18,570	$52,895	$57,765
(1)Amortization of debt-related items includes items such as deferred financing expenses, assumed market debt, and derivative adjustments, net.
(2)Includes defeasance fees related to early repayments of debt.

OTHER EXPENSE, NET
Change in fair value of earn-out liability	$—	$(5,000)	$(1,809)	$(23,000)
Equity in net income (loss) of unconsolidated joint ventures	29	(54)	1,203	747
Transaction and acquisition expenses	(3,740)	(1,775)	(7,820)	(2,850)
Federal, state, and local income tax expense	(179)	(165)	(373)	(496)
Other	(26)	(92)	(939)	4
Total other expense, net	$(3,916)	$(7,086)	$(9,738)	$(25,595)

Phillips Edison & Company	22

Capital Expenditures Unaudited, in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

CAPITAL EXPENDITURES FOR REAL ESTATE(1)
Capital improvements	$7,604	$2,799	$12,426	$5,900
Tenant improvements	6,772	6,793	18,696	16,350
Redevelopment and development	14,853	8,654	37,443	24,312
Total capital expenditures for real estate	$29,229	$18,246	$68,565	$46,562
Corporate asset capital expenditures	672	422	2,757	1,429
Capitalized indirect costs(2)	1,501	417	3,026	1,324
Total capital spending activity	$31,402	$19,085	$74,348	$49,315

Cash paid for leasing commissions	$1,897	$2,863	$5,818	$8,354
(1)Includes landlord work.
(2)Amount includes internal salaries and related benefits of personnel who work directly on capital projects as well as capitalized interest expense.

Phillips Edison & Company	23

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield

GROUND UP DEVELOPMENT
Hilander Village	Roscoe, IL	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2022	$1,273	$275	$1,548
Riverlakes Village	Bakersfield, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q3 2022	1,460	192	1,652
Shoregate Town Center	Willowick, OH	Construction of a 12K SF multi-tenant outparcel 80% leased with Starbucks, Chipotle, Be Smoothie and Create-A-Space,	Q4 2022	3,549	326	3,876
Cinco Ranch at Market Center	Katy, TX	Construction of a 7K SF multi-tenant outparcel 100% leased with Chipotle, Floyd's 99 Barbershop, Cup Bop & Handel's Ice Cream	Q1 2023	3,573	714	4,288
New Prague Commons	New Prague, MN	Construction of a 5K SF inline expansion 25% leased with Edward Jones	Q1 2023	1,103	403	1,506
Rivermont Station	Alpharetta, GA	Construction of a 4K SF multi-tenant outparcel 100% leased with Jersey Mikes, Chipotle	Q2 2023	608	1,517	2,125
Meadowthorpe Manor Shoppes	Lexington, KY	Construction of a 2K SF single tenant outparcel 100% leased with Chipotle	Q2 2023	534	1,169	1,703
Shaw's Plaza Raynham	Raynham, MA	Outparcel ground lease 100% leased with Popeye's	Q2 2023	735	48	782
Atwater Marketplace	Atwater, CA	Construction of a 2K SF single tenant outparcel 100% leased with Starbucks	Q2 2023	446	1,514	1,960
Northstar Marketplace	Ramsey, MN	Construction of a 7K SF multi-tenant outparcel	Q3 2023	365	2,769	3,134
Oak Mill Plaza	Niles, IL	Construction of a 5K SF multi-tenant outparcel 74% leased with Starbucks, Buffalo Wild Wings Go	Q3 2023	423	2,985	3,408

Total				$14,069	$11,912	$25,982	8%-10%

Phillips Edison & Company	24

Active Capital Projects Unaudited, dollars in thousands

Project	Location	Description	Target Stabilization Quarter(1)	Incurred to Date	Future Spend	Total Estimated Costs	Estimated Project Yield
REDEVELOPMENT
Harbour Village	Jacksonville, FL	Remerchandise former Steinmart with Crunch Fitness	Q3 2022	$1,611	$3	$1,614
Sudbury Crossing	Sudbury, MA	Remerchandise former Rite Aid with Goddard School	Q3 2022	3,256	1,334	4,590
South Oaks Plaza	St. Louis, MO	Remerchandise former Shop N Save with Kloss Furniture	Q3 2022	1,538	589	2,127
Mayfair Village	Hurst, TX	Remerchandise former Steinmart with Ollie's	Q4 2022	647	452	1,098
South Oaks Shopping Center	Live Oak, FL	Remerchandise former Publix with Big Lots	Q4 2022	161	1,034	1,194
Lake Washington Crossing	Melbourne, FL	Demolish and rebuild Publix	Q2 2023	4,016	2,483	6,499
Rockledge Square	Rockledge, FL	Demolish and rebuild Publix	Q2 2023	6,042	—	6,042
Commerce Square	Brownwood, TX	Remerchandise former Beall's with TJ Maxx	Q2 2023	236	1,820	2,056
Loganville Town Center	Loganville, GA	Purchase and repositioning of single tenant outparcel into multi-tenant.	Q2 2023	1,839	1,703	3,542
Lafayette Square	Lafayette, IN	Remerchandise former Needlers with Dollar Tree Family Dollar	Q2 2023	75	1,202	1,277
The Oaks	Hudson, FL	Multi-phase Repositioning project with EOS Fitness , Five Below & Ross	Q3 2023	593	10,694	11,287

Total				$20,014	$21,314	$41,326	9%-15%
All Projects Total				$34,083	$33,226	$67,308	10%-12%
(1)The timing of our projects and the targeted stabilization quarter may be impacted by factors outside of our control.

Phillips Edison & Company	25

Capitalization and Debt Ratios Unaudited, in thousands (excluding per share amounts and leverage ratios)

	September 30, 2022	December 31, 2021

EQUITY CAPITALIZATION
Common stock outstanding	117,084	19,550
Class B common stock outstanding	—	93,665
OP units outstanding	14,046	13,389
Total shares and units outstanding	131,130	126,604
Share price	$28.05	$33.04
Total equity market capitalization	$3,678,197	$4,182,996

DEBT
Debt obligations, net	$1,872,939	$1,891,722
Add: Discount on notes payable	7,172	7,680
Add: Market debt adjustments, net	1,353	1,530
Add: Deferred financing expenses, net	8,575	13,150
Total debt - gross	1,890,039	1,914,082
Less: Cash and cash equivalents	4,789	92,585
Total net debt - consolidated	1,885,250	1,821,497
Add: Prorated share from unconsolidated joint ventures	23,898	26,898
Total net debt	$1,909,148	$1,848,395

ENTERPRISE VALUE
Total net debt	$1,909,148	$1,848,395
Total equity market capitalization	3,678,197	4,182,996
Total enterprise value	$5,587,345	$6,031,391

FINANCIAL LEVERAGE RATIOS
Net debt to Adjusted EBITDAre - annualized:
Net debt	$1,909,148	$1,848,395
Adjusted EBITDAre - annualized(1)	352,844	329,419
Net debt to Adjusted EBITDAre - annualized	5.4x	5.6x

Net debt to total enterprise value:
Net debt	$1,909,148	$1,848,395
Total enterprise value	5,587,345	6,031,391
Net debt to total enterprise value	34.2%	30.6%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Phillips Edison & Company	26

Summary of Outstanding Debt Unaudited, dollars in thousands

	Outstanding Balance	Contractual Interest Rate	Maturity Date	Percent of Total Indebtedness

SECURED DEBT
Individual property mortgages	$134,419	3.5% - 6.4%	2023 - 2031	7%
Secured pool due 2027 (15 assets)	195,000	3.5%	2027	10%
Secured pool due 2030 (16 assets)	200,000	3.4%	2030	11%
Total secured debt	$529,419			28%

UNSECURED DEBT
Revolving credit facility	$55,000	SOFR + 1.2%	2026	3%
Term loan due 2024	100,000	LIBOR + 1.3%	2024	5%
Term loan due 2024	200,000	LIBOR + 1.3%	2024	11%
Term loan due 2024	175,000	LIBOR + 1.3%	2024	9%
Term loan due 2025(1)	240,000	SOFR + 1.3%	2025	13%
Term loan due 2026(1)	240,000	SOFR + 1.3%	2026	13%
Senior unsecured note due 2031	350,000	2.6%	2031	19%
Total unsecured debt	$1,360,000			72%

Finance leases, net	620

Total debt obligations	$1,890,039

Assumed market debt adjustments, net	$(1,353)
Discount on notes payable	(7,172)
Deferred financing expenses, net	(8,575)
Debt obligations, net	$1,872,939

	Notional Amount	Fixed Rate

SOFR INTEREST RATE SWAPS
Interest rate swap expiring September 2023	255,000	1.3%
Interest rate swap expiring October 2024	175,000	2.2%

LIBOR INTEREST RATE SWAPS
Interest rate swap expiring September 2024	200,000	2.2%
Interest rate swap expiring November 2025	125,000	2.9%
Total notional amount	$755,000

Phillips Edison & Company	27

Debt Overview and Schedule of Maturities Unaudited, dollars in thousands

	Secured Debt			Unsecured Debt
Maturity Year	Scheduled Mortgage Principal Payments	Mortgage Loans	Secured Portfolio Loans	Unsecured Term Loans	Senior Unsecured Notes	Revolving Line of Credit	Total Consolidated Debt	Pro Rata Share of JV Debt	Total Debt	Weighted-Average Interest Rate(1)
2022	$1,180	$—	$—	$—	$—	$—	$1,180	$—	$1,180	—%
2023	3,988	43,330	—	—	—	—	47,318	—	47,318	4.7%
2024	2,996	25,130	—	475,000	—	—	503,126	—	503,126	3.1%
2025	1,956	25,920	—	240,000	—	—	267,876	—	267,876	3.7%
2026	1,908	—	—	240,000	—	55,000	296,908	24,358	321,266	3.6%
2027	1,905	3,690	195,000	—	—	—	200,595	—	200,595	3.6%
2028	767	16,600	—	—	—	—	17,367	—	17,367	4.8%
2029	805	—	—	—	—	—	805	—	805	—%
2030	844	—	200,000	—	—	—	200,844	—	200,844	3.4%
2031	560	2,840	—	—	350,000	—	353,400	—	353,400	2.7%
Net debt market adjustments / discounts / issuance costs	—	—	—	—	—	—	(17,100)	(787)	(17,887)	N/A
Finance leases	—	—	—	—	—	—	620	—	620	N/A
Total(2)	$16,909	$117,510	$395,000	$955,000	$350,000	$55,000	$1,872,939	$23,571	$1,896,510	3.3%

			Weighted-Average
	Total Debt	Percent of Total Indebtedness	Effective Interest Rate(1)	Years to Maturity(2)
Fixed rate debt(1)	$1,634,419	85.4%	3.3%	6.8
Variable rate debt	255,000	13.3%	3.6%	2.7
Net debt premiums / issuance costs	(17,100)	N/A	N/A	N/A
Finance leases	620	N/A	N/A	N/A
Total consolidated debt	$1,872,939	98.7%	3.3%	4.6
Pro rata share of JV Debt	24,358	1.3%	3.6%	4.1
Net debt premiums / issuance costs of JV Debt	(787)	N/A	N/A	N/A
Total consolidated + JV debt	$1,896,510	100.0%	3.3%	4.6
(1)Excludes the impact of subsequent debt activity and includes the impact of $755,000 of interest rate swaps with a weighted-average LIBOR and SOFR swap rate of 2.0%; see detail on previous page.
(2)Excludes the impact of options to extend debt maturities.

Phillips Edison & Company	28

Debt Covenants Unaudited, dollars in thousands

UNSECURED CREDIT FACILITY AND TERM LOANS DUE 2024, 2025, AND 2026
	Covenant	September 30, 2022
LEVERAGE RATIO
Total Indebtedness		$1,900,286
Total Asset Value		$6,268,058
Leverage Ratio	=<60%	30.3%

SECURED LEVERAGE RATIO
Total Secured Indebtedness		$554,397
Total Asset Value		$6,268,058
Secured Leverage Ratio	=<35%	8.8%

FIXED CHARGE COVERAGE RATIO
Adjusted EBITDA		$334,690
Total Fixed Charges		$73,268
Fixed Charge Coverage Ratio	>1.5x	4.57x

MAXIMUM UNSECURED INDEBTEDNESS TO UNENCUMBERED ASSET VALUE
Total Unsecured Indebtedness		$1,372,207
Unencumbered Asset Value		$4,879,063
Unsecured Indebtedness to Unencumbered Asset Value	=<60%	28.1%

MINIMUM UNENCUMBERED NOI TO INTEREST EXPENSE
Unencumbered NOI		$313,300
Interest Expense for Unsecured Indebtedness		$42,637
Unencumbered NOI to Interest Expense	>=1.75x	7.35x

DIVIDEND PAYOUT RATIO
Distributions		$141,645
Funds From Operations		$286,463
Dividend Payout Ratio	<95%	49.4%

SENIOR UNSECURED NOTES DUE 2031
	Covenant	September 30, 2022
AGGREGATE DEBT TEST
Total Indebtedness		$1,901,333
Total Asset Value		$5,697,052
Aggregate Debt Test	<65%	33.4%

SECURED DEBT TEST
Total Secured Indebtedness		$530,039
Total Asset Value		$5,697,052
Secured Debt Test	<40%	9.3%

DEBT SERVICE TEST
Consolidated EBITDA		$356,546
Annual Debt Service Charge		$65,749
Debt Service Test	>1.5x	5.42x

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS
Unencumbered Asset Value		$4,606,205
Total Unsecured Indebtedness		$1,371,294
MAINTENANCE OF TOTAL UNENCUMBERED ASSETS	>150%	336%

Note: Calculations are per covenant definitions as set forth in the applicable debt agreements.

Phillips Edison & Company	29

TRANSACTIONAL SUMMARY
Quarter Ended September 30, 2022

Acquisition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Acquisition	Grocery Anchor
1/14/2022	Cascades Overlook	Sterling, VA	150,843	$60,000	91.0%	Harris Teeter
2/1/2022	Oak Meadows Marketplace	Georgetown, TX	78,841	22,900	92.4%	Randall's
2/14/2022	Shoppes at Avalon	Spring Hill, FL	62,786	17,500	93.3%	Publix
5/13/2022	Centennial Lakes	Edina, MN	193,826	68,642	94.4%	Whole Foods
5/31/2022	Quartz outparcel	Lancaster, CA	N/A	300	N/A	N/A
8/15/2022	Crossroads Towne Center	Las Vegas, NV	148,719	56,000	88.7%	Walmart (shadow)
8/19/2022	Glen Lakes outparcel	Weeki Wachee, FL	N/A	1,500	N/A	N/A
9/12/2022	Glynn Place outparcel	Brunswick, GA	11,513	2,000	100.0%	N/A
Total acquisitions			646,528	$228,842

Weighted-average cap rate(1)		6.0%

Disposition Summary Unaudited, dollars in thousands

Date	Property Name	Location	Total GLA	Contract Price	Leased Occupancy at Disposition	Grocery Anchor
1/12/2022	Barnwell Plaza	Barnwell, SC	73,612	$1,350	N/A	N/A
3/4/2022	Melbourne Village Plaza	Melbourne, FL	127,705	11,975	95.1%	N/A
5/19/2022	Hickory Creek Wells Fargo outparcel	Denton, TX	4,500	2,450	100.0%	N/A
5/26/2022	Barclay Place	Lakeland, FL	84,899	9,300	96.2%	Save-A-Lot
6/23/2022	Hickory Creek Chase Bank outparcel	Denton, TX	4,100	3,267	100.0%	N/A
9/16/2022	Broadway Promenade condos	Sarasota, FL	N/A	395	N/A	N/A
Total dispositions			294,816	$28,737

Weighted-average cap rate(1)		8.1%

(1) Weighted average cap rates exclude non-income producing assets.

Phillips Edison & Company	31

PORTFOLIO SUMMARY
Quarter Ended September 30, 2022

Wholly-Owned Portfolio Summary Unaudited, dollars and square feet in thousands (excluding per square foot amounts)

As of September 30, 2022

PORTFOLIO OVERVIEW:
Number of shopping centers	270
Number of states	31
Total GLA	31,098
Average shopping center GLA	115
Total ABR	$429,005
Total ABR from necessity-based goods and services(1)	71.2%
Percent of ABR from non-grocery anchors	13.7%
Percent of ABR from inline spaces	53.6%
GROCERY METRICS:
Percent of ABR from omni-channel grocery-anchored shopping centers	97.1%
Percent of ABR from grocery anchors	32.7%
Percent of occupied GLA leased to grocery Neighbors	47.2%
Grocer health ratio(2)	2.4%
Percent of ABR from centers with grocery anchors that are #1 or #2 by sales	85.7%
Average annual sales per square foot of reporting grocers	$638
LEASED OCCUPANCY AS A PERCENTAGE OF RENTABLE SQUARE FEET:
Total portfolio	97.1%
Anchor spaces	98.9%
Inline spaces	93.6%
AVERAGE REMAINING LEASE TERM (IN YEARS):(3)
Total portfolio	4.5
Grocery anchor spaces	4.7
Non-grocery anchor spaces	5.0
Inline spaces	4.0
PORTFOLIO RETENTION RATE:(4)
Total portfolio	88.5%
Anchor spaces	100.0%
Inline spaces	79.9%
AVERAGE ABR PER SQUARE FOOT:
Total portfolio	$14.21
Anchor spaces	$9.85
Inline spaces	$23.00
(1)Inclusive of our prorated portion of shopping centers owned through our unconsolidated joint venture.
(2)Based on the most recently reported sales data available.
(3)The average remaining lease term in years is as of September 30, 2022. Including future options to extend the term of the lease, the average remaining lease term in years for our total portfolio, grocery anchors, non-grocery anchors and inline spaces is 20.9, 31.8, 16.3, and 8.0, respectively.
(4)For the three months ended September 30, 2022.

Phillips Edison & Company	33

ABR by Neighbor Category Unaudited

As of September 30, 2022
NECESSITY RETAIL AND SERVICES
Grocery	32.7%
Quick service - Restaurant	10.6%
Medical	5.9%
Beauty & Hair Care	5.1%
Banks, insurance, and government services	3.9%
Dollar stores	2.3%
Pet supply	2.0%
Hardware/automotive	1.5%
Telecommunications/cell phone services	1.6%
Wine, Beer, & Liquor	1.5%
Education & Training	1.5%
Pharmacy	0.8%
Other Necessity-based	1.8%
Total ABR from Necessity-based goods and services	71.2%

OTHER RETAIL STORES
Soft goods(1)	13.1%
Full service - restaurant	6.8%
Fitness and lifestyle services(2)	5.4%
Other retail(3)	3.5%
Total ABR from other retail stores	28.8%
Total ABR	100.0%
(1)Includes ABR contributions of 2% from each of apparel/shoes/accessories, department stores, and home furnishings Neighbors.
(2)Includes ABR contribution of 3% from fitness Neighbors.
(3)Includes ABR contribution of 1% from entertainment Neighbors.

Phillips Edison & Company	34

Occupancy and ABR Unaudited

	Quarter Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021

OCCUPANCY
Leased Basis
Anchor	98.9%	98.7%	98.1%	98.1%	97.6%
Inline	93.6%	93.2%	92.6%	92.7%	91.9%
Total leased occupancy	97.1%	96.8%	96.2%	96.3%	95.6%

Economic Basis
Anchor	98.4%	98.1%	97.7%	97.1%	96.6%
Inline	92.7%	92.5%	92.0%	91.9%	90.8%
Total economic occupancy	96.4%	96.2%	95.7%	95.3%	94.7%

ABR
Leased Basis - $
Anchor	$198,873	$197,449	$194,456	$192,613	$185,491
Inline	230,132	223,570	218,062	212,668	202,781
Total ABR	$429,005	$421,019	$412,518	$405,281	$388,272

Leased Basis - PSF
Anchor	$9.85	$9.83	$9.78	$9.70	$9.44
Inline	23.00	$22.66	$22.33	$21.95	$21.41
Total ABR PSF	$14.21	$14.06	$13.91	$13.71	$13.33

Phillips Edison & Company	35

Top 25 Neighbors by ABR Dollars and square footage amounts in thousands

			Number of Locations
	Neighbor	Banners Leased at PECO Centers	Wholly-Owned	Joint Ventures	ABR(1)	% ABR(1)	Leased SF(1)
1	Kroger	Kroger, Ralphs, Smith’s, King Soopers, Fry's Food Stores, Quality Food Centers, Harris Teeter, Pick ‘n Save, Mariano’s, Food 4 Less, Metro Market	55	6	$27,451	6.3%	3,366
2	Publix	Publix	48	9	23,623	5.5%	2,314
3	Albertsons	Albertsons, Safeway, Vons, Jewel-Osco, Shaw's Supermarket, Tom Thumb, United Supermarkets, Market Street United, Randalls	29	2	18,232	4.2%	1,709
4	Ahold Delhaize	Giant, Stop & Shop, Food Lion, Martin's	23	—	17,662	4.1%	1,249
5	Walmart	Walmart, Walmart Neighborhood Market	13	—	8,932	2.1%	1,770
6	Giant Eagle	Giant Eagle	11	1	7,810	1.8%	828
7	Sprouts Farmers Market	Sprouts Farmers Market	14	—	6,494	1.5%	421
8	TJX Companies	T.J. Maxx, HomeGoods, Marshalls, Sierra Trading	18	—	6,030	1.4%	516
9	Dollar Tree	Dollar Tree, Family Dollar	33	4	3,711	0.9%	352
10	Raley's	Raley's	4	—	3,672	0.8%	248
11	SUPERVALU	Cub Foods	5	—	3,244	0.7%	336
12	Subway Group	Subway	67	3	2,589	0.6%	100
13	Lowe's	Lowe's	3	1	2,469	0.6%	369
14	Anytime Fitness, Inc.	Anytime Fitness	29	2	2,461	0.6%	151
15	Starbucks Corporation	Starbucks	30	—	2,250	0.5%	51
16	Kohl's Corporation	Kohl's	4	—	2,241	0.5%	365
17	Office Depot	Office Depot, OfficeMax	8	—	2,237	0.5%	179
18	Food 4 Less (PAQ)	Food 4 Less	2	—	2,215	0.5%	119
19	Save Mart	Save Mart Supermarkets, FoodMaxx, Lucky Supermarkets	5	—	2,174	0.5%	258
20	Petco Animal Supplies, Inc.	Petco	10	1	2,136	0.5%	127
21	Pet Supplies Plus	Pet Supplies Plus	18	—	2,092	0.5%	143
22	United Parcel Service	The UPS Store	55	8	2,089	0.5%	80
23	Great Clips, Inc.	Great Clips	61	7	2,052	0.5%	78
24	H&R Block, Inc.	H&R Block	52	2	2,025	0.4%	94
25	Planet Fitness	Planet Fitness	8	—	2,021	0.4%	176
	Total		605	46	$157,912	36.4%	15,399
(1)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	36

Neighbors by Type and Industry(1)(2) Unaudited

Leased Square Feet
by Neighbor Type
National &
Regional:
36.0%
Grocery:
47.2%
Local: 16.8%

ABR
by Neighbor Type
Grocery:
32.7%
National &
Regional:
41.8%
Local:
25.5%

Leased Square Feet by Neighbor Industry

Grocery:
47.2%
Retail
Stores:
24.6%
Services:
18.6%
Restaurant: 9.6%

ABR
by Neighbor Industry

Retail Stores: 22.6%
Services: 27.3%
Restaurant: 17.4%
Grocery: 32.7%

(1)We define national Neighbors as those Neighbors that operate in at least three states. Regional Neighbors are defined as those Neighbors that have at least three locations in fewer than three states.
(2)Includes the prorated portion owned through our unconsolidated joint venture.

Phillips Edison & Company	37

Properties by State(1) Dollars and square footage amounts in thousands (excluding per square foot amounts)

State	ABR	% ABR	ABR / Leased SF	GLA	% GLA	% Leased	Number of Properties
Florida	$51,643	11.9%	$13.86	3,893	12.2%	95.7%	49
California	45,520	10.5%	20.01	2,324	7.5%	97.9%	24
Georgia	36,984	8.5%	13.05	2,862	9.3%	99.0%	29
Texas	34,804	8.0%	16.86	2,108	6.8%	97.9%	18
Ohio	27,070	6.2%	10.70	2,617	8.3%	96.7%	21
Colorado	24,533	5.7%	17.72	1,408	4.5%	98.3%	12
Illinois	24,105	5.6%	15.45	1,637	5.1%	95.3%	14
Virginia	21,583	5.0%	16.50	1,363	4.3%	95.9%	13
Minnesota	17,894	4.1%	14.59	1,266	4.0%	96.9%	12
Massachusetts	16,249	3.7%	14.53	1,146	3.7%	97.5%	9
Nevada	12,971	3.0%	21.72	623	2.0%	95.8%	5
Pennsylvania	11,946	2.8%	12.18	1,004	3.2%	97.7%	6
Wisconsin	11,920	2.8%	11.31	1,061	3.5%	99.4%	9
Arizona	10,231	2.4%	14.26	736	2.3%	97.4%	6
South Carolina	9,329	2.1%	10.84	867	2.8%	99.2%	8
Maryland	9,237	2.1%	20.44	467	1.5%	96.7%	4
North Carolina	8,159	1.9%	12.42	659	2.2%	99.8%	10
Indiana	7,001	1.6%	8.67	832	2.6%	97.0%	5
Michigan	6,887	1.6%	9.60	723	2.3%	99.1%	5
Tennessee	5,915	1.4%	8.62	692	2.2%	99.2%	4
Connecticut	5,735	1.3%	14.03	422	1.3%	96.9%	4
New Mexico	5,491	1.3%	14.14	404	1.3%	96.2%	3
Kentucky	5,067	1.2%	10.19	502	1.6%	99.2%	3
Oregon	4,667	1.1%	15.36	314	1.0%	96.8%	4
Kansas	4,447	1.0%	12.11	376	1.2%	97.6%	3
New Jersey	4,134	1.0%	24.39	169	0.6%	100.0%	1
Washington	2,807	0.6%	16.23	173	0.6%	100.0%	2
Missouri	2,582	0.6%	11.91	222	0.7%	97.8%	2
Iowa	2,141	0.5%	8.56	360	0.8%	69.6%	3
New York	1,751	0.4%	11.18	163	0.5%	95.9%	1
Utah	451	0.1%	30.97	15	0.1%	100.0%	1
Total	$433,254	100.0%	$14.20	31,408	100.0%	97.1%	290
(1)Includes the prorated portion owned through our joint venture.

Phillips Edison & Company	38

New, Renewal, and Option Lease Summary Unaudited, dollars and square footage amounts in thousands (excluding per square foot amounts)

							Comparable Only
	Number of Leases Signed	GLA	ABR	ABR PSF(1)	Weighted-Average Lease Term (Years)	Cost of TI/TIA PSF(2)	Number of Leases	Increase in ABR PSF	Rent Spread %

TOTAL - NEW, RENEWAL, AND OPTION LEASES
Q3 2022	240	1,161	$19,008	$16.38	4.9	$7.02	182	$1.48	10.4%
Q2 2022	265	1,629	22,611	13.87	6.3	7.43	198	1.26	10.7%
Q1 2022	244	776	14,188	18.29	5.1	7.63	186	2.38	14.6%
Q4 2021	253	1,399	19,413	13.88	5.8	8.03	176	1.07	8.8%
Total	1,002	4,965	75,220	15.15	5.6	7.54	742	1.14	8.5%

NEW LEASES
Q3 2022	99	240	$5,417	$22.57	7.5	$31.97	41	$5.00	21.3%
Q2 2022	105	404	7,479	18.51	9.0	28.31	38	6.11	39.0%
Q1 2022	92	257	4,941	19.25	6.8	21.93	34	6.32	34.0%
Q4 2021	121	446	7,259	16.29	8.3	23.85	44	2.53	18.3%
Total	417	1,347	25,097	18.63	8.1	26.27	157	4.58	27.2%

RENEWAL LEASES
Q3 2022	104	260	$6,215	$23.94	4.3	$1.84	104	$3.21	15.5%
Q2 2022	120	263	6,185	23.56	4.2	1.16	120	2.97	14.4%
Q1 2022	128	292	6,514	22.27	3.9	0.99	128	2.85	14.7%
Q4 2021	108	591	7,324	12.40	4.5	1.29	108	0.90	7.8%
Total	460	1,406	26,238	18.67	4.3	1.31	460	2.12	12.8%

OPTION LEASES
Q3 2022	37	661	$7,376	$11.16	4.1	$—	37	$0.43	4.0%
Q2 2022	40	963	8,948	9.30	5.8	0.35	40	0.28	3.1%
Q1 2022	24	227	2,733	12.06	4.9	—	24	0.42	3.6%
Q4 2021	24	361	4,830	13.32	5.0	0.01	24	0.72	5.8%
Total	125	2,212	23,887	10.80	5.1	0.16	125	0.41	4.0%
(1)Per square foot amounts may not recalculate exactly based on other amounts presented within the table due to rounding.
(2)Excludes landlord work.

Phillips Edison & Company	39

Lease Expirations(1) Unaudited, square footage amounts in thousands

	Number of Leases	GLA Expiring	% of Leased GLA(2)	ABR PSF	% of ABR

TOTAL LEASES
MTM	53	147	0.5%	$19.26	0.7%
2022	141	450	1.5%	13.40	1.4%
2023	671	2,775	9.1%	15.37	9.8%
2024	805	4,378	14.4%	13.46	13.6%
2025	754	4,592	15.1%	13.51	14.3%
2026	826	4,482	14.7%	14.79	15.3%
2027	733	4,208	13.8%	13.90	13.5%
2028	368	2,721	8.9%	13.66	8.6%
2029	203	1,691	5.5%	14.52	5.7%
2030	149	1,182	3.9%	15.78	4.3%
2031	176	1,148	3.7%	16.25	4.3%
2032 +	288	2,729	8.9%	13.56	8.5%
Total leases	5,167	30,503	100.0%	$14.20	100.0%

ANCHOR LEASES
MTM	2	36	0.1%	$7.90	0.1%
2022	8	190	0.6%	5.41	0.2%
2023	46	1,470	4.8%	9.91	3.4%
2024	81	2,818	9.3%	9.05	5.9%
2025	83	3,272	10.7%	9.60	7.2%
2026	78	2,896	9.5%	10.10	6.8%
2027	79	2,796	9.2%	9.14	5.9%
2028	45	1,977	6.5%	9.62	4.4%
2029	31	1,250	4.1%	11.15	3.2%
2030	22	836	2.7%	12.84	2.5%
2031	27	756	2.5%	11.55	2.0%
2032 +	53	2,103	6.9%	9.93	4.8%
Anchor leases	555	20,400	66.9%	$9.85	46.4%

INLINE LEASES
MTM	51	111	0.4%	$22.95	0.6%
2022	133	260	0.9%	19.23	1.2%
2023	625	1,305	4.3%	21.52	6.4%
2024	724	1,560	5.1%	21.43	7.7%
2025	671	1,320	4.4%	23.20	7.1%
2026	748	1,586	5.2%	23.34	8.5%
2027	654	1,412	4.6%	23.33	7.6%
2028	323	744	2.4%	24.39	4.2%
2029	172	441	1.4%	24.07	2.5%
2030	127	346	1.2%	22.87	1.8%
2031	149	392	1.2%	25.33	2.3%
2032 +	235	626	2.0%	25.72	3.7%
Inline leases	4,612	10,103	33.1%	$23.00	53.6%
(1)Statistics include our wholly-owned properties and the prorated portion owned through our unconsolidated joint venture.
(2)Percentage amounts may not recalculate exactly based on other amounts presented within the table due to rounding.

Phillips Edison & Company	40

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
51st & Olive Square	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1975 / 2007	88,225	100.0%	$908	$10.29	Fry's Food Stores	N/A
Alameda Crossing	Avondale, AZ	100%	Phoenix-Mesa-Chandler, AZ	2006	141,721	100.0%	2,578	18.19	Sprouts Farmers Market	JOANN; Uptown Jungle; Big 5 Sporting Goods
Arcadia Plaza	Phoenix, AZ	100%	Phoenix-Mesa-Chandler, AZ	1980	63,637	100.0%	1,464	23.00	Sprouts Farmers Market	N/A
Broadway Plaza	Tucson, AZ	100%	Tucson, AZ	1982 / 1995	84,298	83.1%	1,179	16.83	Sprouts Farmers Market	N/A
Southern Palms	Tempe, AZ	100%	Phoenix-Mesa-Chandler, AZ	1982	257,739	99.2%	3,273	12.80	Sprouts Farmers Market	Goodwill; Southwest Institute of Healing Arts; Habitat for Humanity ReStore; Planet Fitness; AutoZone
Sunburst Plaza	Glendale, AZ	100%	Phoenix-Mesa-Chandler, AZ	1970	100,437	97.5%	829	8.47	Fry's Food Stores	Retail Mayhem
Atwater Marketplace(1)	Atwater, CA	100%	N/A		—	—%	—	—	N/A	N/A
Boronda Plaza	Salinas, CA	100%	Salinas, CA	2003 / 2006	93,071	98.7%	2,159	23.50	Food 4 Less	N/A
Broadway Pavilion	Santa Maria, CA	100%	Santa Maria-Santa Barbara, CA	1987	142,944	100.0%	2,274	15.91	Food Maxx	Idler's Home; Party City
Central Valley Marketplace	Ceres, CA	100%	Modesto, CA	2005	82,397	100.0%	1,800	21.84	Food 4 Less	N/A
Commonwealth Square	Folsom, CA	100%	Sacramento-Roseville-Folsom, CA	1987	141,310	96.8%	2,080	15.20	Raley's	N/A
Contra Loma Plaza	Antioch, CA	100%	San Francisco-Oakland-Berkeley, CA	1989	74,616	93.5%	795	11.40	Lucky Supermarkets	N/A
Del Paso Marketplace	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	2006	59,796	100.0%	1,519	25.40	Sprouts Farmers Market	N/A
Driftwood Village	Ontario, CA	100%	Riverside-San Bernardino-Ontario, CA	1985	95,421	100.0%	1,806	18.93	Food 4 Less	N/A
Herndon Place	Fresno, CA	100%	Fresno, CA	2005	95,370	100.0%	1,667	17.48	Save Mart Supermarkets	N/A
Laguna 99 Plaza	Elk Grove, CA	100%	Sacramento-Roseville-Folsom, CA	1992	89,188	100.0%	1,803	20.22	Walmart Neighborhood Market	California Backyard
North Point Landing	Modesto, CA	100%	Modesto, CA	1964 / 2008	152,769	96.5%	2,278	15.45	Walmart	N/A
Quartz Hill Towne Centre	Lancaster, CA	100%	Los Angeles-Long Beach-Anaheim, CA	1991 / 2012	110,306	100.0%	2,072	18.78	Vons	CVS
Red Maple Village	Tracy, CA	100%	Stockton, CA	2009	97,591	100.0%	2,586	26.49	Raley's	N/A
Riverlakes Village	Bakersfield, CA	100%	Bakersfield, CA	1997	94,012	100.0%	2,010	21.38	Vons	N/A
Rocky Ridge Town Center	Roseville, CA	100%	Sacramento-Roseville-Folsom, CA	1996	93,337	100.0%	2,802	30.02	Sprouts Farmers Market	BevMo!

Phillips Edison & Company	41

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shasta Crossroads	Redding, CA	100%	Redding, CA	1989 / 2016	121,256	89.2%	$1,993	$18.43	Food Maxx	Panera Bread
Sierra Del Oro Towne Centre	Corona, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	110,627	100.0%	2,166	19.58	Ralphs	Dollar Tree
Sierra Vista Plaza	Murrieta, CA	100%	Riverside-San Bernardino-Ontario, CA	1991	80,259	93.1%	1,854	24.83	Stater Bros Markets (shadow)	CVS
Sterling Pointe Center	Lincoln, CA	100%	Sacramento-Roseville-Folsom, CA	2004	136,020	98.4%	2,900	21.67	Raley's	N/A
Town & Country Village	Sacramento, CA	100%	Sacramento-Roseville-Folsom, CA	1950 / 2004	216,192	94.3%	3,984	19.53	Sprouts Farmers Market; Trader Joe's	T.J.Maxx; Ross Dress for Less; Bed Bath & Beyond; Royal Flooring; Ulta
Village One Plaza	Modesto, CA	100%	Modesto, CA	2007	105,658	100.0%	2,476	23.43	Raley's	N/A
Vineyard Center	Templeton, CA	100%	San Luis Obispo-Paso Robles, CA	2007	21,117	100.0%	664	31.43	Trader Joe's	N/A
West Acres Shopping Center	Fresno, CA	100%	Fresno, CA	1990	83,414	100.0%	921	11.04	Food Maxx	N/A
Windmill Marketplace	Clovis, CA	100%	Fresno, CA	2001	27,486	100.0%	911	33.14	Save Mart (shadow)	N/A
Arapahoe Marketplace	Greenwood Village, CO	100%	Denver-Aurora-Lakewood, CO	1977 / 1989	191,761	100.0%	4,394	22.92	Sprouts Farmers Market	The Tile Shop; Molly's Spirits; Crunch Fitness; Office Depot
Broadlands Marketplace	Broomfield, CO	100%	Denver-Aurora-Lakewood, CO	2002	103,883	100.0%	1,355	13.05	Safeway	N/A
Fairfield Commons	Lakewood, CO	100%	Denver-Aurora-Lakewood, CO	1985	143,276	99.0%	2,744	19.34	Sprouts Farmers Market	T.J.Maxx; Planet Fitness; Aaron's
Foxridge Plaza	Centennial, CO	100%	Denver-Aurora-Lakewood, CO	1983	53,988	94.7%	1,214	23.74	Kings Soopers (shadow)	N/A
Golden Town Center	Golden, CO	100%	Denver-Aurora-Lakewood, CO	1993 / 2003	117,882	100.0%	1,834	15.56	King Soopers	N/A
Kipling Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	1983 / 2009	90,124	100.0%	1,317	14.62	Safeway	N/A
Meadows on the Parkway	Boulder, CO	100%	Boulder, CO	1989	212,985	93.4%	3,695	18.58	Safeway	Walgreens; Dollar Tree; Regus
Nor'Wood Shopping Center	Colorado Springs, CO	100%	Colorado Springs, CO	2003	73,082	100.0%	1,129	15.44	Safeway	N/A
Roxborough Marketplace	Littleton, CO	100%	Denver-Aurora-Lakewood, CO	2005	101,622	98.1%	1,455	14.60	Safeway	N/A
Thompson Valley Towne Center	Loveland, CO	100%	Fort Collins, CO	1999	125,122	97.9%	2,232	18.22	King Soopers	Thompson Valley Liquor
Westwoods Shopping Center	Arvada, CO	100%	Denver-Aurora-Lakewood, CO	2003	90,855	100.0%	1,377	15.16	King Soopers	N/A
Wheat Ridge Marketplace	Wheat Ridge, CO	100%	Denver-Aurora-Lakewood, CO	1996	103,438	99.0%	1,786	17.44	Safeway	N/A
Everybody's Plaza	Cheshire, CT	100%	New Haven-Milford, CT	1960 / 2005	50,905	98.2%	958	19.17	Big Y	N/A
Montville Commons	Montville, CT	100%	Norwich-New London, CT	2007	116,916	98.3%	1,796	15.63	Stop & Shop	N/A

Phillips Edison & Company	42

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Stop & Shop Plaza	Enfield, CT	100%	Hartford-East Hartford-Middletown, CT	1988 / 1998	124,218	96.9%	$1,916	$15.93	Stop & Shop	N/A
Willimantic Plaza	Willimantic, CT	100%	Worcester, MA-CT	1968 / 1990	129,781	95.2%	1,064	8.61	BJ's Wholesale Club	N/A
Alico Commons	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2009	100,734	100.0%	1,707	16.94	Publix	Non Stop Fitness
Bloomingdale Hills	Riverview, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002 / 2012	78,442	100.0%	764	9.73	Walmart Neighborhood Market	N/A
Breakfast Point Marketplace	Panama City Beach, FL	100%	Panama City, FL	2009 / 2010	97,938	100.0%	1,474	15.05	Publix	Office Depot
Broadway Promenade	Sarasota, FL	100%	North Port-Sarasota-Bradenton, FL	2007	49,271	91.7%	814	18.01	Publix	N/A
ChampionsGate Village	Davenport, FL	100%	Orlando-Kissimmee-Sanford, FL	2001	62,699	100.0%	981	15.65	Publix	N/A
Cocoa Commons	Cocoa, FL	100%	Palm Bay-Melbourne-Titusville, FL	1986	90,116	94.2%	1,118	13.17	Publix	N/A
Colonial Promenade	Winter Haven, FL	100%	Lakeland-Winter Haven, FL	1986 / 2008	280,228	99.4%	2,465	8.85	Walmart	N/A
Coquina Plaza	Southwest Ranches, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1998	91,120	100.0%	1,833	20.12	Publix	N/A
Crosscreek Village	St. Cloud, FL	100%	Orlando-Kissimmee-Sanford, FL	2008	69,660	100.0%	1,097	15.75	Publix	N/A
Crystal Beach Plaza	Palm Harbor, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2010	59,015	97.8%	1,031	17.86	Publix	N/A
Deerwood Lake Commons	Jacksonville, FL	14%	Jacksonville, FL	2003	67,528	100.0%	1,186	17.57	Publix	N/A
French Golden Gate	Bartow, FL	100%	Lakeland-Winter Haven, FL	1960 / 2011	140,379	93.3%	1,674	12.78	Publix	Bealls Outlet; Walgreens
Golden Eagle Village	Clermont, FL	100%	Orlando-Kissimmee-Sanford, FL	2011	64,051	100.0%	1,044	16.30	Publix	N/A
Goolsby Pointe	Riverview, FL	14%	Tampa-St. Petersburg-Clearwater, FL	2000	75,525	100.0%	1,195	15.82	Publix	N/A
Harbour Village	Jacksonville, FL	100%	Jacksonville, FL	2006	113,069	97.6%	1,929	17.48	The Fresh Market	Crunch Fitness; Lionshare Cowork
Heath Brook Commons	Ocala, FL	100%	Ocala, FL	2002	79,590	100.0%	1,056	13.27	Publix	N/A
Heron Creek Towne Center	North Port, FL	100%	North Port-Sarasota-Bradenton, FL	2001	64,664	100.0%	874	13.52	Publix	N/A
Island Walk Shopping Center	Fernandina Beach, FL	100%	Jacksonville, FL	1987 / 2012	213,656	91.0%	1,997	10.27	Publix	Bealls; Bealls Outlet/Home Centric; Staples

Phillips Edison & Company	43

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Kings Crossing	Sun City Center, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000 / 2018	75,020	100.0%	$1,224	$16.32	Publix	N/A
Lake Washington Crossing	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1987 / 2012	114,320	95.2%	1,515	13.93	Publix	BPC Plasma
Lakewood Plaza	Spring Hill, FL	14%	Tampa-St. Petersburg-Clearwater, FL	1993 / 1997	106,999	98.7%	1,434	13.58	Publix	JOANN
Lutz Lake Crossing	Lutz, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2002	64,986	98.3%	904	14.16	Publix	N/A
MetroWest Village	Orlando, FL	100%	Orlando-Kissimmee-Sanford, FL	1990	106,857	96.0%	1,742	16.99	Publix	N/A
Oakhurst Plaza	Seminole, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1974 / 2001	51,502	85.2%	527	12.02	Publix	N/A
Ocean Breeze Plaza	Ocean Breeze, FL	100%	Port St. Lucie, FL	1993 / 2010	96,192	90.1%	1,484	17.12	Publix	Just Believe Recovery Center
Orange Grove Shopping Center	North Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	1999	68,865	100.0%	843	12.24	Publix	N/A
Ormond Beach Mall	Ormond Beach, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1967 / 2010	101,552	92.7%	1,213	12.89	Publix	Bealls Outlet; Dollar Floor; Dollar Tree
Park Place Plaza	Port Orange, FL	100%	Deltona-Daytona Beach-Ormond Beach, FL	1984	87,056	95.7%	999	12.00	N/A	Bealls
Parsons Village	Seffner, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1983 / 1994	78,041	100.0%	992	12.72	Southeastern Grocers	City Buffet; Family Dollar
Publix at Northridge	Sarasota, FL	14%	North Port-Sarasota-Bradenton, FL	2003	65,320	100.0%	1,234	18.90	Publix	N/A
Publix at Seven Hills	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1991 / 2006	72,590	100.0%	939	12.94	Publix	N/A
Publix at St. Cloud	St. Cloud, FL	14%	Orlando-Kissimmee-Sanford, FL	2003	78,779	93.3%	1,078	14.65	Publix	N/A
Rockledge Square	Rockledge, FL	100%	Palm Bay-Melbourne-Titusville, FL	1985	72,440	100.0%	793	10.95	Publix	Health First Medical Group
Sanibel Beach Place	Fort Myers, FL	100%	Cape Coral-Fort Myers, FL	2003	74,286	96.2%	869	12.16	Publix	N/A
Shoppes at Avalon	Spring Hill, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2009	62,786	98.3%	962	15.58	Publix	N/A
Shoppes at Glen Lakes	Weeki Wachee, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2008	66,601	95.8%	890	13.94	Publix	N/A

Phillips Edison & Company	44

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Shoppes of Lake Village	Leesburg, FL	100%	Orlando-Kissimmee-Sanford, FL	1987 / 1998	132,927	88.9%	$1,688	$14.29	Publix	Sproutfitters
Shoppes of Paradise Lakes	Miami, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	1999	83,597	100.0%	1,412	16.89	Publix	N/A
South Oaks Shopping Center	Live Oak, FL	100%	N/A	1976 / 2000	102,816	88.8%	658	7.21	N/A	Big Lots; Bealls Outlet; Farmers Home Furniture
St. Charles Plaza	Davenport, FL	100%	Lakeland-Winter Haven, FL	2007	65,000	100.0%	1,047	16.11	Publix	N/A
St. Johns Plaza	Titusville, FL	14%	Palm Bay-Melbourne-Titusville, FL	1985	115,112	98.8%	1,266	11.13	Publix	Skate Now; Floor Factory; Dollar Tree
The Oaks	Hudson, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1981	176,145	74.4%	1,563	11.92	Save-A-Lot	EoS Fitness; Ross Dress for Less; Five Below; Dollar Tree
Towne Centre at Wesley Chapel	Wesley Chapel, FL	100%	Tampa-St. Petersburg-Clearwater, FL	2000	69,425	100.0%	1,005	14.48	Winn-Dixie	N/A
Valrico Commons	Valrico, FL	100%	Tampa-St. Petersburg-Clearwater, FL	1986 / 2011	137,316	100.0%	2,203	16.04	Publix	Ross Dress for Less; Five Below
Vineyard Shopping Center	Tallahassee, FL	100%	Tallahassee, FL	2002	62,821	100.0%	743	11.83	Publix	N/A
West Creek Commons	Coconut Creek, FL	14%	Miami-Fort Lauderdale-Pompano Beach, FL	2003	58,537	95.8%	851	15.17	Publix	N/A
West Creek Plaza	Coconut Creek, FL	100%	Miami-Fort Lauderdale-Pompano Beach, FL	2006 / 2013	37,616	95.2%	933	26.05	Publix (shadow)	N/A
Windover Square	Melbourne, FL	100%	Palm Bay-Melbourne-Titusville, FL	1984 / 2010	81,516	98.3%	1,220	15.23	Publix	Dollar Tree
Winter Springs Town Center	Winter Springs, FL	14%	Orlando-Kissimmee-Sanford, FL	2002	117,970	93.6%	1,863	16.87	Publix	The Zoo Health Club
Bartow Marketplace	Cartersville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	375,067	100.0%	2,767	7.38	Walmart	Lowe's
Bethany Village	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2001	81,674	100.0%	1,160	14.20	Publix	N/A
Butler Creek	Acworth, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1989	101,597	100.0%	1,470	14.47	Kroger	N/A
Dean Taylor Crossing	Suwanee, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2000	92,318	100.0%	1,250	13.54	Kroger	N/A
Evans Towne Centre	Evans, GA	100%	Augusta-Richmond County, GA-SC	1995	75,668	100.0%	1,053	13.92	Publix	N/A

Phillips Edison & Company	45

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Everson Pointe	Snellville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1999	81,428	100.0%	$1,093	$13.43	Kroger	N/A
Fairview Oaks	Ellenwood, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	77,052	94.1%	947	13.06	Kroger	N/A
Flynn Crossing	Alpharetta, GA	14%	Atlanta-Sandy Springs-Alpharetta, GA	2004	95,002	98.5%	1,800	19.23	Publix	N/A
Grassland Crossing	Alpharetta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	90,906	100.0%	1,001	11.01	Kroger	N/A
Grayson Village	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	87,155	100.0%	1,240	14.22	Publix	N/A
Hamilton Mill Village	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996	88,710	100.0%	1,336	15.06	Publix	N/A
Hamilton Ridge	Buford, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2002	90,996	100.0%	1,277	14.04	Kroger	N/A
Hickory Flat Commons	Canton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2008	113,995	100.0%	1,458	12.79	Kroger	N/A
Loganville Town Center	Loganville, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	85,078	87.8%	973	13.03	Publix	N/A
Mableton Crossing	Mableton, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	86,819	96.4%	1,066	12.74	Kroger	N/A
Macland Pointe	Marietta, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1992	79,699	98.5%	935	11.91	Publix	N/A
Market Walk	Savannah, GA	100%	Savannah, GA	2014 / 2015	263,829	100.0%	3,840	14.55	Kroger	Dick's Sporting Goods; Guitar Center; West Marine
Mountain Crossing	Dacula, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1997	96,884	100.0%	1,272	13.13	Kroger	N/A
Mountain Park Plaza	Roswell, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1988 / 2003	80,511	100.0%	1,048	13.02	Publix	N/A
Old Alabama Square	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	102,867	100.0%	2,295	22.31	The Fresh Market	Walgreens
Paradise Crossing	Lithia Springs, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	67,470	100.0%	943	13.98	Publix	N/A

Phillips Edison & Company	46

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Richmond Plaza	Augusta, GA	14%	Augusta-Richmond County, GA-SC	1979	174,075	92.8%	$1,626	$10.07	N/A	Ashley HomeStore and Ashley Outlet; JOANN; Harbor Freight Tools; Chuck E. Cheese; Chow Time Buffet & Grill
Rivermont Station	Johns Creek, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2000	124,373	99.0%	1,806	14.67	Kroger	Kids Empire
Shiloh Square Shopping Center	Kennesaw, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1996 / 2003	136,920	98.0%	1,692	12.62	Kroger	You Fit Health Clubs
Shops at Westridge	McDonough, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2006	72,420	100.0%	1,209	16.69	Publix	N/A
Southampton Village	Tyrone, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	2003	77,894	100.0%	1,018	13.07	Publix	N/A
Spivey Junction	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1998	81,475	100.0%	1,072	13.16	Kroger	N/A
Village At Glynn Place	Brunswick, GA	100%	Brunswick, GA	1992	123,437	99.0%	1,501	12.28	Publix	Goodwill
Villages at Eagles Landing	Stockbridge, GA	100%	Atlanta-Sandy Springs-Alpharetta, GA	1995	67,019	98.1%	858	13.04	Publix	N/A
CitiCentre Plaza	Carroll, IA	100%	Carroll, IA	1991 / 1995	63,518	84.1%	384	7.20	Hy-Vee	N/A
Duck Creek Plaza	Bettendorf, IA	100%	Davenport-Moline-Rock Island, IA-IL	2005 / 2006	134,229	26.0%	790	22.60	N/A	N/A
Southgate Shopping Center	Des Moines, IA	100%	Des Moines-West Des Moines, IA	1972 / 2013	161,792	100.0%	967	5.97	Hy-Vee	Planet Fitness; Jay's CD & Hobby; BioLife Plasma Services; Dollar General
Baker Hill	Glen Ellyn, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1998	135,355	94.1%	1,900	14.92	Pete's Fresh Market	N/A
Brentwood Commons	Bensenville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1981 / 2001	125,497	97.1%	1,651	13.55	Jewel-Osco	Dollar Tree
Burbank Plaza	Burbank, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1972 / 1995	99,453	100.0%	1,127	11.33	Jewel-Osco	dd's Discounts
College Plaza	Normal, IL	100%	Bloomington, IL	2002	175,741	100.0%	2,052	11.67	N/A	Bed Bath & Beyond; Ross Dress for Less; Office Depot; Michaels; Shoe Carnival; Sierra Trading Co.; Petco
Heritage Plaza	Carol Stream, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1988	128,870	100.0%	1,795	13.93	Jewel-Osco	Charter Fitness
Hilander Village	Roscoe, IL	100%	Rockford, IL	1994	120,694	96.0%	1,276	11.01	Schnucks	N/A

Phillips Edison & Company	47

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hoffman Village	Hoffman Estates, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	1987	159,708	100.0%	$2,968	$18.59	Mariano's	Goodwill; Los Fernandez Taqueria
Naperville Crossings	Naperville, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2007 / 2016	151,203	97.0%	4,280	29.17	ALDI	N/A
Oak Mill Plaza	Niles, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1977	151,986	90.1%	1,935	14.13	Jewel-Osco	N/A
Rolling Meadows Shopping Center	Rolling Meadows, IL	14%	Chicago-Naperville-Elgin, IL-IN-WI	2010	130,212	98.2%	1,459	11.42	Jewel-Osco	Northwest Community Hospital; Dollar Tree
Savoy Plaza	Savoy, IL	100%	Champaign-Urbana, IL	1999 / 2007	140,624	97.5%	1,748	12.75	Schnucks	Goodwill; Friar Tuck Beverages
Shorewood Crossing	Shorewood, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2005	173,981	100.0%	2,598	14.93	Mariano's	Marshalls; Staples; Petco; Party City
The Shoppes at Windmill Place	Batavia, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	1991 / 1997	122,176	88.2%	1,621	15.04	Jewel-Osco	N/A
The Shops of Uptown	Park Ridge, IL	100%	Chicago-Naperville-Elgin, IL-IN-WI	2006	70,402	69.0%	1,502	30.94	Trader Joe's	N/A
Dyer Town Center	Dyer, IN	100%	Chicago-Naperville-Elgin, IL-IN-WI	2004 / 2005	102,415	98.7%	1,835	18.15	Jewel-Osco	N/A
Lafayette Square	Lafayette, IN	100%	Lafayette-West Lafayette, IN	1963 / 2001	250,506	91.7%	1,559	6.79	N/A	Rural King Supply; Big Lots; Dollar Tree Family Dollar
Riverplace Centre	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1992	74,189	97.3%	724	10.04	Kroger	N/A
The Village Shopping Center	Mooresville, IN	100%	Indianapolis-Carmel-Anderson, IN	1965 / 1997	155,502	99.5%	916	5.92	Kroger	Black Friday - The Shopping Network; Mooresville Discount Mattress Outlet & More; Family Dollar; Player's Performance Factory
Town & Country Shopping Center	Noblesville, IN	100%	Indianapolis-Carmel-Anderson, IN	1998	249,833	100.0%	1,967	7.87	Walmart	Staples; Dollar Tree
Falcon Valley	Lenexa, KS	100%	Kansas City, MO-KS	2008 / 2009	76,784	100.0%	1,048	13.64	Price Chopper	N/A
Quivira Crossings	Overland Park, KS	100%	Kansas City, MO-KS	1997	123,198	96.3%	1,486	12.52	Price Chopper	N/A
Wyandotte Plaza	Kansas City, KS	100%	Kansas City, MO-KS	1961 / 2015	176,392	97.5%	1,913	11.13	Price Chopper	Marshalls; PetSmart; Dollar Tree
Central Station	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	2005 / 2007	152,463	100.0%	1,601	10.50	Kroger	Planet Fitness
Meadowthorpe Manor Shoppes	Lexington, KY	100%	Lexington-Fayette, KY	1989 / 2008	114,801	100.0%	1,038	9.04	Kroger	N/A

Phillips Edison & Company	48

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Town Fair Center	Louisville, KY	100%	Louisville/Jefferson County, KY-IN	1988 / 1994	234,291	98.2%	$2,428	$10.55	N/A	Malibu Jack's; Staples; Michaels; Petco; Tuesday Morning
Atlantic Plaza	North Reading, MA	100%	Boston-Cambridge-Newton, MA-NH	1959 / 1973	126,384	100.0%	2,350	18.59	Stop & Shop	Cowabungas; One Stop Liquors
Carriagetown Marketplace	Amesbury, MA	100%	Boston-Cambridge-Newton, MA-NH	2000	96,472	96.5%	1,721	18.48	Stop & Shop	N/A
Cushing Plaza	Cohasset, MA	14%	Boston-Cambridge-Newton, MA-NH	1997	71,210	100.0%	1,328	18.65	Shaw's Supermarket	Walgreens
Five Town Plaza	Springfield, MA	100%	Springfield, MA	1970 / 2013	327,303	97.2%	4,176	13.12	Big Y	Burlington Coat Factory; Big Lots; Best Fitness
Northwoods Crossing	Taunton, MA	100%	Providence-Warwick, RI-MA	2003 / 2010	156,478	100.0%	2,007	12.83	BJ's Wholesale Club	Tractor Supply; Dollar Tree
Shaw's Plaza Easton	Easton, MA	100%	Providence-Warwick, RI-MA	1984 / 2004	104,923	98.2%	1,296	12.58	Shaw's Supermarket	Walgreens
Shaw's Plaza Hanover	Hanover, MA	100%	Boston-Cambridge-Newton, MA-NH	1994 / 2000	57,181	100.0%	832	14.54	Shaw's Supermarket	N/A
Shaw's Plaza Raynham	Raynham, MA	100%	Providence-Warwick, RI-MA	1965 / 1998	177,828	96.9%	2,648	15.37	Shaw's Supermarket	Marshalls; JOANN; PetSmart; CVS
Sudbury Crossing	Sudbury, MA	100%	Boston-Cambridge-Newton, MA-NH	1984	89,952	90.7%	1,034	12.67	Sudbury Farms (shadow)	T.J.Maxx; The Goddard School
Burwood Village Center	Glen Burnie, MD	100%	Baltimore-Columbia-Towson, MD	1971	105,834	96.6%	1,773	17.34	Food Lion	Dollar General; CVS
Collington Plaza	Bowie, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	1996	121,955	100.0%	2,616	21.45	Giant	N/A
LaPlata Plaza	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2007	123,560	97.6%	2,556	21.20	Safeway	Petco
Rosewick Crossing	La Plata, MD	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2008	116,054	92.3%	2,292	21.39	Giant	N/A
Bear Creek Plaza	Petoskey, MI	100%	N/A	1998 / 2009	311,920	100.0%	2,080	6.67	Walmart	Marshalls; OfficeMax; HomeGoods; JOANN; Goodwill
Cherry Hill Marketplace	Westland, MI	100%	Detroit-Warren-Dearborn, MI	1992 / 2000	120,568	100.0%	1,514	12.56	Kroger	Ace Hardware; CVS
Livonia Plaza	Livonia, MI	100%	Detroit-Warren-Dearborn, MI	1988	137,205	96.4%	1,680	12.71	Kroger	T.J.Maxx

Phillips Edison & Company	49

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Milan Plaza	Milan, MI	100%	Ann Arbor, MI	1960 / 1975	61,357	100.0%	$365	$5.95	Kroger	Ace Hardware
Orchard Square	Washington Township, MI	100%	Detroit-Warren-Dearborn, MI	1999	92,450	98.7%	1,248	13.67	Kroger	N/A
12 West Marketplace	Litchfield, MN	100%	N/A	1989	82,911	100.0%	367	4.43	Family Fare	Running's Farm and Fleet
Albertville Crossing	Albertville, MN	14%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	99,013	92.2%	1,228	13.45	Coborn's	N/A
Cahill Plaza	Inver Grove Heights, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1995	69,000	100.0%	711	10.31	Cub Foods	N/A
Centennial Lakes Plaza	Edina, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989 / 2012	193,826	95.2%	3,956	21.44	Whole Foods Market	HomeGoods; La-Z-Boy Furniture Galleries; Office Depot; JUUT SalonSpa
Crossroads of Shakopee	Shakopee, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1998	140,949	93.8%	1,961	14.83	Cub Foods	N/A
Hastings Marketplace	Hastings, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2002	97,535	100.0%	1,286	13.18	Cub Foods	N/A
New Prague Commons	New Prague, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2008	73,415	95.1%	1,066	15.26	Coborn's	N/A
Normandale Village	Bloomington, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1973	140,400	95.8%	1,815	13.49	Lunds & Byerlys	Ace Hardware
Northstar Marketplace	Ramsey, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2004	96,356	97.6%	1,479	15.73	Coborn's	N/A
Savage Town Square	Savage, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	2003	87,181	100.0%	1,275	14.63	Cub Foods	N/A
Waterford Park Plaza	Plymouth, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1989	127,572	100.0%	1,640	12.86	Cub Foods	Tuesday Morning
West Village Center	Chanhassen, MN	100%	Minneapolis-St. Paul-Bloomington, MN-WI	1994	142,614	94.3%	2,166	16.11	Lunds & Byerlys	OfficeMax
South Oaks Plaza	St. Louis, MO	100%	St. Louis, MO-IL	1969 / 1987	112,300	100.0%	975	8.68	N/A	Kloss Furniture; Michaels; Walgreens
Southfield Center	St. Louis, MO	100%	St. Louis, MO-IL	1987	109,397	95.5%	1,607	15.38	Schnucks	N/A
Chapel Hill North Center	Chapel Hill, NC	100%	Durham-Chapel Hill, NC	1998	96,290	98.4%	1,559	16.45	Harris Teeter	N/A
Crossroads Plaza	Asheboro, NC	100%	Greensboro-High Point, NC	1984	51,440	100.0%	405	7.86	Food Lion	N/A
Cureton Town Center	Waxhaw, NC	100%	Charlotte-Concord-Gastonia, NC-SC	2006	95,577	100.0%	1,983	20.75	Harris Teeter	N/A

Phillips Edison & Company	50

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Edgecombe Square	Tarboro, NC	100%	Rocky Mount, NC	1990	81,070	100.0%	$392	$4.83	Food Lion	Farmers Home Furniture
Harrison Pointe	Cary, NC	14%	Raleigh-Cary, NC	2002	136,447	100.0%	1,989	14.58	Harris Teeter	Staples
Lumina Commons	Wilmington, NC	100%	Wilmington, NC	1974 / 2007	80,772	100.0%	1,279	15.83	Harris Teeter	N/A
Northside Plaza	Clinton, NC	100%	N/A	1982	79,865	100.0%	620	7.77	Food Lion	Farmers Home Furniture
The Shoppes at Ardrey Kell	Charlotte, NC	14%	Charlotte-Concord-Gastonia, NC-SC	2008	82,119	100.0%	1,440	17.53	Harris Teeter	N/A
Tramway Crossing	Sanford, NC	100%	Sanford, NC	1996	62,382	100.0%	729	11.69	Food Lion	N/A
Windsor Center	Dallas, NC	100%	Charlotte-Concord-Gastonia, NC-SC	1974 / 1996	80,540	100.0%	713	8.85	N/A	Southern States Cooperative; Route 74 Fitness; CVS
Plaza 23	Pompton Plains, NJ	100%	New York-Newark-Jersey City, NY-NJ-PA	1963 / 1997	169,478	100.0%	4,134	24.39	Super Stop & Shop	T.J.Maxx; HomeGoods
Coronado Center	Santa Fe, NM	100%	Santa Fe, NM	1964	116,005	87.9%	1,736	17.02	Trader Joe's	New Mexico Bike N Sport; Party City; Dollar Tree
Pavilions at San Mateo	Albuquerque, NM	100%	Albuquerque, NM	1997	148,749	99.0%	2,300	15.62	Walmart Neighborhood Market	Shoe Dept.; Old Navy; Boofys Best for Pets; Dollar Tree
Plaza Farmington	Farmington, NM	100%	Farmington, NM	2004	139,063	100.0%	1,455	10.47	Safeway	T.J.Maxx; Best Buy; Petco
Crossroads Towne Center	North Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2007	148,719	88.7%	4,045	30.66	Walmart (shadow)	Planet Fitness; Salon Boutique
Green Valley Plaza	Henderson, NV	100%	Las Vegas-Henderson-Paradise, NV	1978 / 1982	89,332	99.0%	1,907	21.57	Trader Joe's	Dollar Tree; Big 5 Sporting Goods
Rainbow Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1989 / 2019	144,845	97.6%	2,320	16.41	Albertsons	Home Depot (shadow); Ross Dress for Less
Southwest Marketplace	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	2008	127,852	100.0%	2,741	21.44	Smith's	N/A
Sprouts Plaza	Las Vegas, NV	100%	Las Vegas-Henderson-Paradise, NV	1995 / 2019	112,580	95.5%	1,959	18.21	Sprouts Farmers Market	Home Depot (shadow); Goodwill; Advance Auto Parts
University Plaza	Amherst, NY	100%	Buffalo-Cheektowaga, NY	1980 / 1999	163,388	95.9%	1,751	11.18	Tops Markets	Amherst Theatre; DaVita Dialysis; NAPA Auto Parts
Beavercreek Towne Center	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	366,767	97.5%	3,466	9.69	Fresh Thyme	Lowe's; Kohl's; Ashley Furniture HomeStore; T.J.Maxx; JOANN; Shoe Carnival
East Side Square	Springfield, OH	100%	Springfield, OH	2007	8,400	100.0%	153	18.21	Walmart (shadow)	N/A

Phillips Edison & Company	51

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Fairfield Crossing	Beavercreek, OH	100%	Dayton-Kettering, OH	1994	71,170	100.0%	$1,386	$19.47	Walmart (shadow)	Office Depot; Pet Supplies Plus
Fairlawn Town Centre	Fairlawn, OH	100%	Akron, OH	1962 / 1996	339,067	96.2%	4,427	13.57	Giant Eagle; Marc's	U.S. Post Office; Ashley Furniture HomeStore; HomeGoods; Lucky Shoes; Chuck E. Cheese; Pet Supplies Plus
Flag City Station	Findlay, OH	100%	Findlay, OH	1992	250,449	100.0%	1,456	5.81	Walmart	T.J.Maxx; PetSmart
Forest Park Square	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1988	92,824	100.0%	995	10.72	Kroger	N/A
Georgesville Square	Columbus, OH	14%	Columbus, OH	1996	270,045	100.0%	2,454	9.09	Kroger	Lowe's
Glenwood Crossing	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1999	101,021	100.0%	744	7.36	Kroger	Dollar Tree
Goshen Station	Goshen, OH	100%	Cincinnati, OH-KY-IN	1973 / 2003	53,802	100.0%	577	10.72	Kroger	N/A
Hartville Centre	Hartville, OH	100%	Canton-Massillon, OH	1988 / 2008	106,051	94.6%	1,188	11.84	Giant Eagle	N/A
Harvest Plaza	Akron, OH	100%	Akron, OH	1974 / 2000	75,866	100.0%	746	9.83	Giant Eagle	N/A
Lakewood City Center	Lakewood, OH	100%	Cleveland-Elyria, OH	1991	67,280	100.0%	1,150	17.09	Marc's	Pet Supplies Plus
Monfort Heights	Cincinnati, OH	100%	Cincinnati, OH-KY-IN	1987	54,920	100.0%	478	8.71	Kroger	N/A
Sheffield Crossing	Sheffield Village, OH	100%	Cleveland-Elyria, OH	1989	113,688	93.9%	1,506	14.11	Giant Eagle	N/A
Shoregate Town Center	Willowick, OH	100%	Cleveland-Elyria, OH	1958 / 2005	277,751	84.2%	2,174	9.30	Giant Eagle; Marc's	Planet Fitness; Ace Hardware; Dollar General; Pet Supplies Plus
Sidney Towne Center	Sidney, OH	100%	Sidney, OH	1981 / 2007	115,776	100.0%	598	5.16	Kroger	N/A
Snow View Plaza	Parma, OH	100%	Cleveland-Elyria, OH	1981	100,460	96.0%	1,274	13.21	Giant Eagle	Kumo Japanese
Southgate Center	Heath, OH	100%	Columbus, OH	1960 / 1997	209,280	98.2%	2,087	10.15	Giant Eagle	Licking County Humane Society; Dunham's Sports; Petco; Bin Mania
Sulphur Grove	Huber Heights, OH	100%	Dayton-Kettering, OH	2004	19,570	100.0%	312	15.92	Walmart (shadow)	N/A
Town & Country Center	Hamilton, OH	100%	Cincinnati, OH-KY-IN	1950	79,896	100.0%	626	7.84	N/A	Bargain Hunt; Variety Surplus; AutoZone
Trader Joe's Center	Dublin, OH	100%	Columbus, OH	1986	75,661	100.0%	1,385	18.31	Trader Joe's	N/A
East Burnside Plaza	Portland, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1955 / 1999	38,363	100.0%	756	19.70	Quality Food Centers	N/A

Phillips Edison & Company	52

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Highland Fair	Gresham, OR	100%	Portland-Vancouver-Hillsboro, OR-WA	1984 / 1999	72,195	100.0%	$1,016	$14.08	Safeway	N/A
Hilfiker Shopping Center	Salem, OR	100%	Salem, OR	1984 / 2011	38,558	100.0%	729	18.92	Trader Joe's	Petco
Sunset Shopping Center	Corvallis, OR	100%	Corvallis, OR	1998	164,796	93.9%	2,166	14.00	Safeway	BI-MART; The Car Pool Car Wash
Edgewood Towne Center	Edgewood, PA	100%	Pittsburgh, PA	1990	342,610	95.2%	3,947	12.09	Giant Eagle	Giant Eagle; Planet Fitness; Aaron's; BioLife Plasma Services; Citi Trends; Fox Beauty Supply
Fairview Plaza	New Cumberland, PA	100%	York-Hanover, PA	1992 / 1999	71,979	97.8%	965	13.70	Giant	N/A
Northtowne Square	Gibsonia, PA	14%	Pittsburgh, PA	1993	113,372	98.2%	1,001	8.99	Giant Eagle	N/A
Palmer Town Center	Easton, PA	100%	Allentown-Bethlehem-Easton, PA-NJ	2005	153,085	98.8%	2,689	17.78	Giant	Marshalls
Townfair Center	Indiana, PA	100%	Indiana, PA	1995 / 2010	218,610	100.0%	2,106	9.63	Giant Eagle	Lowe's; Michaels
Yorktown Centre	Millcreek Township, PA	100%	Erie, PA	1989 / 2013	201,409	98.5%	2,099	10.58	Giant Eagle	Saint Vincent Hospital; A Bridge to Independence
Centerpoint	Easley, SC	100%	Greenville-Anderson, SC	2002	72,287	100.0%	912	12.61	Publix	N/A
Hampton Village	Taylors, SC	100%	Greenville-Anderson, SC	1959 / 1998	133,688	94.7%	1,538	12.14	Publix	Burkes Outlet
Murray Landing	Columbia, SC	100%	Columbia, SC	2003	68,798	100.0%	1,034	15.02	Publix	N/A
North Pointe Plaza	North Charleston, SC	100%	Charleston-North Charleston, SC	1996	373,520	100.0%	2,572	6.89	Walmart	Carpets To Go Flooring; Dollar Tree; Atlantic Bedding & Furniture; Petco; City Gear
Palmetto Pavilion	North Charleston, SC	100%	Charleston-North Charleston, SC	2003	66,428	100.0%	990	14.91	Publix	N/A
Stockbridge Commons	Fort Mill, SC	14%	Charlotte-Concord-Gastonia, NC-SC	2003 / 2012	99,473	100.0%	1,706	17.15	Harris Teeter	N/A
Summerville Galleria	Summerville, SC	100%	Charleston-North Charleston, SC	1989 / 2003	106,390	100.0%	1,383	13.00	Food Lion	N/A
The Fresh Market Commons	Pawleys Island, SC	100%	Georgetown, SC	2011	32,325	100.0%	661	20.46	The Fresh Market	N/A
Hamilton Village	Chattanooga, TN	100%	Chattanooga, TN-GA	1989	429,325	100.0%	3,309	7.71	Walmart; ALDI	Urban Air Adventure Park; Gabe's; Big Lots; JOANN; Boot Barn

Phillips Edison & Company	53

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Hickory Plaza	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	1974 / 1986	72,136	100.0%	$869	$12.05	Kroger	N/A
Lynnwood Place	Jackson, TN	100%	Jackson, TN	1986 / 2013	96,666	96.9%	838	8.95	Kroger	Fitness 1440
Willowbrook Commons	Nashville, TN	100%	Nashville-Davidson--Murfreesboro--Franklin, TN	2005	93,600	97.0%	899	9.90	Kroger	N/A
Cinco Ranch at Market Center	Katy, TX	100%	Houston-The Woodlands-Sugar Land, TX	2007 / 2008	97,761	98.4%	1,785	18.56	Super Target (shadow)	HomeGoods; Michaels; OfficeMax
Commerce Square	Brownwood, TX	100%	Brownwood, TX	1969 / 2007	162,393	92.7%	1,340	8.91	ALDI	T.J.Maxx; Burkes Outlet; Boot Barn Western and Work Wear; Harbor Freight Tools
Coppell Market Center	Coppell, TX	100%	Dallas-Fort Worth-Arlington, TX	2008	90,225	97.8%	1,438	16.30	Market Street United	N/A
Hickory Creek Plaza	Denton, TX	100%	Dallas-Fort Worth-Arlington, TX	2007	28,132	100.0%	693	24.64	Kroger (shadow)	N/A
Kirkwood Market Place	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1979 / 2008	80,220	100.0%	1,535	19.13	Sprouts Farmers Market	N/A
Kleinwood Center	Spring, TX	100%	Houston-The Woodlands-Sugar Land, TX	2003	152,900	98.2%	3,106	20.68	H-E-B	N/A
Mansfield Market Center	Mansfield, TX	100%	Dallas-Fort Worth-Arlington, TX	2015	55,400	100.0%	1,384	24.98	Sprouts Farmers Market	N/A
Mayfair Village	Hurst, TX	100%	Dallas-Fort Worth-Arlington, TX	1981 / 2004	230,234	98.8%	2,642	11.62	Tom Thumb	Ollie's Bargain Outlet; Burkes Outlet; Planet Fitness
McKinney Market Street	Mckinney, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	96,830	100.0%	2,026	20.92	Market Street United	N/A
Murphy Marketplace	Murphy, TX	100%	Dallas-Fort Worth-Arlington, TX	2008 / 2015	227,203	99.3%	5,046	22.36	Sprouts Farmers Market	24 Hour Fitness; Michaels
Northpark Village	Lubbock, TX	100%	Lubbock, TX	1990	70,479	96.6%	712	10.46	United Supermarkets	N/A
Oak Meadows Marketplace	Georgetown, TX	100%	Austin-Round Rock-Georgetown, TX	2018	78,841	95.2%	1,397	18.61	Randalls	N/A
Plano Market Street	Plano, TX	100%	Dallas-Fort Worth-Arlington, TX	2009	166,978	98.1%	3,591	21.92	Market Street United	Toni & Guy Academy
Seville Commons	Arlington, TX	100%	Dallas-Fort Worth-Arlington, TX	1987	112,421	100.0%	1,617	14.39	Walmart Neighborhood Market	N/A
Spring Cypress Village	Houston, TX	100%	Houston-The Woodlands-Sugar Land, TX	1982 / 2007	102,758	96.7%	1,911	19.24	Sprouts Farmers Market	Spec's Liquor; Lumiere Nail Studios & Salon Park
Stone Gate Plaza	Crowley, TX	100%	Dallas-Fort Worth-Arlington, TX	2003	90,675	100.0%	1,075	11.86	Kroger	N/A
Suntree Square	Southlake, TX	100%	Dallas-Fort Worth-Arlington, TX	2000	99,269	97.1%	1,512	15.69	Tom Thumb	N/A

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Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Towne Crossing Shopping Center	Mesquite, TX	100%	Dallas-Fort Worth-Arlington, TX	1984	165,419	96.6%	$1,994	$12.48	Kroger	WSS; Citi Trends; Kids Empire; CSL Plasma
Hillside - West	Hillside, UT	100%	N/A	2006	14,550	100.0%	451	30.97	N/A	Walgreens
Ashburn Farm Market Center	Ashburn, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2000	91,905	93.1%	2,627	30.69	Giant	N/A
Birdneck Shopping Center	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	1987	65,554	100.0%	612	9.34	Food Lion	N/A
Cascades Overlook	Sterling, VA	100%	Washington-Arlington-Alexandria, DC-VA-MD-WV	2016	150,843	91.2%	3,908	28.41	Harris Teeter	N/A
Courthouse Marketplace	Virginia Beach, VA	100%	Virginia Beach-Norfolk-Newport News, VA-NC	2005	106,863	92.5%	1,698	17.18	Harris Teeter	N/A
Dunlop Village	Colonial Heights, VA	100%	Richmond, VA	1987	77,315	100.0%	757	9.80	Food Lion	Ace Hardware
Lakeside Plaza	Salem, VA	100%	Roanoke, VA	1988	82,894	92.6%	874	11.38	Kroger	NAPA Auto Parts
Nordan Shopping Center	Danville, VA	100%	Danville, VA	1961 / 2002	135,358	97.8%	959	7.25	Walmart Neighborhood Market	Big Lots; It's Fashion Metro; One Stop; Dept. of Social Services
Statler Square	Staunton, VA	100%	Staunton, VA	1989	134,660	98.1%	1,226	9.28	Kroger	Staples; Petco
Staunton Plaza	Staunton, VA	100%	Staunton, VA	2006	80,266	100.0%	1,452	18.09	Martin's	N/A
Stonewall Plaza	Winchester, VA	100%	Winchester, VA-WV	2007	118,584	90.7%	2,306	21.45	Martin's	Dollar Tree
Village at Waterford	Midlothian, VA	100%	Richmond, VA	1991	78,611	100.0%	768	9.77	Food Lion	N/A
Waynesboro Plaza	Waynesboro, VA	100%	Staunton, VA	2005	76,534	100.0%	1,359	17.75	Martin's	N/A
Winchester Gateway	Winchester, VA	100%	Winchester, VA-WV	2006	163,585	96.9%	3,037	19.15	Martin's	East Coast Gymnastics and Cheer
Claremont Village	Everett, WA	100%	Seattle-Tacoma-Bellevue, WA	1994 / 2012	86,497	100.0%	1,490	17.23	Quality Food Centers	Ace Hardware
The Orchards	Yakima, WA	100%	Yakima, WA	2002	86,407	100.0%	1,317	15.24	Rosauers Supermarkets	N/A
Fairacres Shopping Center	Oshkosh, WI	100%	Oshkosh-Neenah, WI	1992 / 2013	85,523	100.0%	996	11.64	Pick 'n Save	O-Town Iron
Franklin Centre	Franklin, WI	100%	Milwaukee-Waukesha, WI	1994 / 2009	120,068	100.0%	1,131	9.42	Pick 'n Save	Galleria Furniture
Glenwood Crossings	Kenosha, WI	100%	Chicago-Naperville-Elgin, IL-IN-WI	1992	87,115	96.1%	1,041	12.44	Pick 'n Save	Dollar Tree

Phillips Edison & Company	55

Property List Unaudited, dollars in thousands (excluding per square foot amounts; statistics for properties owned through our unconsolidated joint venture have not been prorated)

Property Name	Location	Ownership Percentage	CBSA	Year Constructed/ Renovated	GLA	% Leased	ABR	ABR PSF	Grocery Anchor	Additional Anchors
Greentree Centre	Racine, WI	100%	Racine, WI	1989 / 1994	82,141	98.1%	$1,131	$14.04	Pick 'n Save	N/A
Kohl's Onalaska	Onalaska, WI	100%	La Crosse-Onalaska, WI-MN	1992 / 1993	86,432	100.0%	581	6.72	N/A	Kohl's
Market Place at Pabst Farms	Oconomowoc, WI	100%	Milwaukee-Waukesha, WI	2005	109,438	98.5%	1,947	18.06	Metro Market	N/A
Point Loomis	Milwaukee, WI	100%	Milwaukee-Waukesha, WI	1965 / 1991	167,533	100.0%	1,063	6.34	Pick 'n Save	Kohl's
Village Center	Racine, WI	100%	Racine, WI	2002 / 2003	240,847	100.0%	2,742	11.39	Festival Foods	Kohl's; Ulta
Village Square of Delafield	Delafield, WI	100%	Milwaukee-Waukesha, WI	2007	81,639	100.0%	1,288	15.78	Pick 'n Save	N/A
Total					33,307,153	97.2%	$459,361	$14.19
(1)Property represents an undeveloped parcel of land.

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Components of Net Asset Value Unaudited, dollars and shares in thousands

	Three Months Ended September 30, 2022	Supplement Page		As of September 30, 2022	Supplement Page

NOI FOR REAL ESTATE INVESTMENTS(1)	$97,913	19	OTHER ASSETS
			Cash and cash equivalents	$4,789	12
ADJUSTMENTS TO NOI			Restricted cash	19,657	12
NOI adjustments for Q3 acquisitions/dispositions(2)	524		Accounts receivable, net	33,439	21
			Prepaid expenses and other assets	19,842	21
Quarterly impact of ABR from leases signed but not yet paying rent as of September 30, 2022	3,209		Derivative assets	26,319	21
			Investment in third parties	3,000	21
Pro rata NOI from Joint Ventures	1,027	20	Investment in marketable securities	7,283	21
			Total value of other assets	$114,329
INVESTMENT MANAGEMENT BUSINESS
Fees and management income	$2,081	13	LIABILITIES
Property operating expenses related to fees and management income	704	19	Debt obligations	$1,890,039	27
			Accounts payable and other liabilities	112,433	21
Share of joint venture income (loss) recorded in Other Income (Expense), Net	29	22	Total value of liabilities	$2,002,472

			EQUITY
			Common shares and OP units outstanding	131,130	26

			JOINT VENTURES
			Pro rata share of debt	$24,358	28

			DEVELOPMENT AND REDEVELOPMENT
			Costs incurred to date	$34,083	24
			Estimated remaining costs to be incurred	33,226	24
			Underwritten incremental unlevered yield	10%-12%	24

(1)Represents total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes for all real estate properties.
(2)Removes NOI related to disposed properties and adjusts NOI for acquired properties to represent a full period.

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Glossary of Terms

Term	Definition
Anchor space	A space greater than or equal to 10,000 square feet of gross leasable area (GLA).

Annualized base rent (ABR)	Refers to the monthly contractual base rent as of the end of the applicable reporting period multiplied by twelve months.

ABR Per Square Foot (PSF)	ABR divided by leased GLA. Increases in ABR PSF can be an indication of our ability to create rental rate growth in our centers, as well as an indication of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Comparable lease	Refers to a lease with consistent terms that is executed for substantially the same space that has been vacant less than twelve months.

Comparable rent spread
Calculated as the percentage increase or decrease in first-year ABR (excluding any free rent or escalations) on new, renewal, and option leases where the lease was considered a comparable lease. This metric provides an indication of our ability to generate revenue growth through leasing activity.

Cost of executing new leases	Refers to certain costs associated with new leasing, namely, tenant improvement costs and tenant concessions.

EBITDAre, and Adjusted EBITDAre (collectively, “EBITDAre metrics”)(1)
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
To arrive at Adjusted EBITDAre, we exclude certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in our investments in our unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
We use EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow us to compare earnings independent of capital structure and evaluate debt leverage and fixed cost coverage.

Equity market capitalization	The total dollar value of all outstanding shares using the closing price for the applicable date.

Grocer health ratio	Amount of annual rent and expense recoveries paid by the Neighbor as a percentage of gross sales. Low grocer health ratios provide us with the knowledge to manage our rents effectively while seeking to ensure the financial stability of our grocery anchors.

Gross leasable area (GLA)	The total occupied and unoccupied square footage of a building that is available for Neighbors or other retailers to lease.

Inline space	A space containing less than 10,000 square feet of GLA.

Leased occupancy
Calculated as the percentage of total GLA for which a lease has been signed regardless of whether the lease has commenced or the Neighbor has taken possession. High occupancy is an indicator of demand for our spaces, which generally provides us with greater leverage during lease negotiations.

Nareit	National Association of Real Estate Investment Trusts.

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Glossary of Terms
Nareit Funds from operations (FFO), Core FFO, and Adjusted FFO(1)
Nareit defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures; and (iv) adjustments for unconsolidated partnerships and joint ventures, calculated to reflect FFO on the same basis. We believe FFO provides insight into our operating performance as it excludes certain items that are not indicative of such performance.
Core FFO is calculated as Nareit FFO attributable to stockholders and OP unit holders adjusted to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income. Core FFO provides further insight into the sustainability of our operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss).
Adjusted FFO is calculated as Core FFO adjusted to exclude: (i) straight-line rent and non-cash adjustments, such as amortization of market lease adjustments, debt discounts, deferred financing costs, and market debt adjustments; (ii) recurring capital expenditures, tenant improvement costs, and leasing commissions; (iii) non-cash share-based compensation expenses; and (iv) our prorated share of the aforementioned adjustments for our unconsolidated joint ventures. Adjusted FFO provides further insight into our portfolio performance by focusing on the revenues and expenditures directly involved in our operations and the management of our entire real estate portfolio. Recurring property-related capital expenditures are costs to maintain properties and their common areas, including new roofs, paving of parking lots, and other general upkeep items, and recurring corporate capital expenditures are primarily costs for computer software and equipment.

Neighbor	In reference to one of our tenants.

Net debt	Total debt, excluding discounts, market adjustments, and deferred financing expenses, less cash and cash equivalents.

Net debt to adjusted EBITDAre(1)
Calculated by dividing net debt by Adjusted EBITDAre (included on an annualized basis within the calculation). It provides insight into our leverage rate based on earnings and is not impacted by fluctuations in our equity price.

Net debt to total enterprise value(1)	Ratio is calculated by dividing net debt by total enterprise value. It provides insight into our capital structure and usage of debt.

Net operating income (NOI)(1)
Calculated as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. NOI provides insight about our financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss).

Portfolio retention rate
Calculated by dividing (i) the total square feet of retained Neighbors with current period lease expirations by (ii) the total square feet of leases expiring during the period. The portfolio retention rate provides insight into our ability to retain Neighbors at our shopping centers as their leases approach expiration. Generally, the costs to retain an existing Neighbor are lower than costs to replace with a new Neighbor.

Recovery rate
Calculated by dividing (i) total recovery income by (ii) total recoverable expenses during the period. A high recovery rate is an indicator of our ability to recover certain property operating expenses and capital costs from our Neighbors.

Redevelopment
Larger scale projects that typically involve substantial demolition of a portion of the shopping center to accommodate new retailers. These projects typically are accompanied with new construction and site infrastructure costs.

Same-Center	Refers to a property, or portfolio of properties, that has been owned and operational for the entirety of each reporting period (i.e., since January 1, 2021).

Total enterprise value	Net debt plus equity market capitalization on a fully diluted basis.

Phillips Edison and Company	59

Glossary of Terms
Underwritten incremental unlevered yield	Reflects the yield we target to generate from a project upon expected stabilization and is calculated as the estimated incremental NOI for a project at stabilization divided by its estimated net project investment. The estimated incremental NOI is the difference between the estimated annualized NOI we target to generate by a project upon stabilization and the estimated annualized NOI without the planned improvements. Underwritten incremental unlevered yield does not include peripheral impacts, such as lease rollover risk or the impact on the long term value of the property upon sale or disposition. Actual incremental yields may vary from our underwritten incremental yield range based on the actual total cost to complete a project and its actual incremental NOI at stabilization.
(1)Supplemental, non-GAAP performance measures. See the "Introductory Notes" section above for more information on the limitations of non-GAAP performance measures.

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Investor Information

ANALYST COVERAGE
Bank of America Merrill Lynch	Craig Schmidt	craig.schmidt@bofa.com
Bank of Montreal	Juan Sanabria	Juan.sanabria@bmo.com
Compass Point, LLC	Floris van Dijkum	fvandijkum@compasspointllc.com
Credit Suisse Securities LLC	Tayo Okusanya	tayo.okusanya@credit-suisse.com
GreenStreet	Paulina Rojas-Schmidt	projasschmidt@greenstreet.com
JPMorgan	Michael Mueller	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	tthomas@key.com
Mizuho Securities USA	Haendel St. Juste	Haendel.St.Juste@mizuhogroup.com
Morgan Stanley	Richard Hill	Richard.Hill1@morganstanley.com
Wolfe Research	Andrew Rosivach	ARosivach@wolferesearch.com

CONTACT INFORMATION

Investor Relations
Kimberly Green
kgreen@phillipsedison.com
(513) 538-4380

Stephanie Hout
shout@phillipsedison.com
(513) 746-2594

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